                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         The Southland Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

         2711 NORTH HASKELL AVENUE - BOX 719 - DALLAS, TEXAS 75221-0719

                                                                  March 21, 1996

Dear Southland Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of The Southland Corporation on Wednesday, April 24, 1996, at 9:30 a.m., Central Daylight Time, in the Lakewood Room (I and II), on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas. If you are planning to attend the meeting in person, please check the appropriate space on the enclosed proxy card. A map of Cityplace is included on the outside back cover of the attached Proxy Statement showing entrances to the parking garage. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, describe the proposals being presented to the shareholders for consideration at this meeting and also provide additional important information.

    At this meeting you will be voting on the election of twelve directors, approval of the 1995 Stock Incentive Plan, approval of the 1995 Performance Plan and ratification of the selection of auditors.

    As described in the accompanying Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the persons nominated, FOR approval of both the 1995 Stock Incentive Plan and the 1995 Performance Plan, and FOR the ratification of the selection of auditors.

    A copy of Southland's 1995 Annual Report is being sent to you along with this Proxy Statement and Notice of Annual Meeting. As always, we appreciate your continued interest in Southland.

    We urge you to complete, sign and mail the enclosed proxy card as soon as possible so that your vote will be counted at the meeting.

                                          Sincerely,

                                          CLARK J. MATTHEWS, II
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                                          SECRETARY AND DIRECTOR

                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                                    BOX 719
                            DALLAS, TEXAS 75221-0719

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1996

TO THE SHAREHOLDERS OF THE SOUTHLAND CORPORATION:

    The Annual Meeting of Shareholders of The Southland Corporation (the "Company") will be held on Wednesday, April 24, 1996, at 9:30 a.m., Central Daylight Time, in the Lakewood Room (I and II), on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, for the following purposes:

        1.  To elect twelve directors to serve for the ensuing year;

        2. To consider and vote upon a proposal that the shareholders approve the adoption of the Company's 1995 Stock Incentive Plan;

        3. To consider and vote upon a proposal that the shareholders approve the Company's 1995 Performance Plan;

        4. To consider and vote upon a proposal that the shareholders ratify the appointment of Coopers & Lybrand L.L.P., certified public accountants, to be the independent auditors of the Company for the year 1996; and

        5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business Friday, March 8, 1996, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting.

    Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS THEREON, INDICATING YOUR VOTES BY MARKING THE APPROPRIATE BALLOT BOXES, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Clark J. Matthews, II
                                          SECRETARY

Dallas, Texas
March 21, 1996

                IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK
                     THE APPROPRIATE BOX ON THE PROXY CARD

                                PROXY STATEMENT
                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                              DALLAS, TEXAS 75204
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1996
          DATE FIRST SENT OR GIVEN TO SECURITY HOLDERS: MARCH 25, 1996

                              GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited on behalf of the Board of Directors of The Southland Corporation (the "Company" or "Southland") for use at the Annual Meeting of Shareholders to be held April 24, 1996, and at any adjournments thereof. Neither the Company's officers or directors who held office during the last fiscal year, nor any nominee or associate of any of the aforementioned persons, has any interest, direct or indirect, in the matters to be voted upon, other than election to office and as otherwise disclosed herein.

    The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. In addition, if you plan to attend the meeting in person, please so indicate in the appropriate space on the proxy card. Each properly executed proxy not revoked will be deemed to grant authority to vote and, unless a contrary instruction is indicated on the proxy, will be voted for the election of twelve directors, for ratification of the appointment of the accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to be the independent auditors of the Company for 1996 and for approval of both the 1995 Stock Incentive Plan and the 1995 Performance Plan. Any shareholder may revoke such shareholder's proxy by giving written notice of revocation to the Company at any time prior to the meeting or by advising the Inspector of Election of the revocation at the meeting; however, presence at the meeting will not automatically revoke the proxy and revocation during the meeting will not affect any votes previously taken. The signing of the proxy grants discretionary authority to vote upon matters which may properly come before the meeting from the floor or at such a late date as to prohibit additional notice. Other than approval of the minutes of the 1995 Annual Meeting of Shareholders, no such matter is known to management.

    The cost of soliciting proxies will be borne by Southland. Southland has retained Hill & Knowlton, Inc., New York, New York, to assist in the solicitation, at an estimated cost of $5,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses incurred in forwarding proxies and proxy material to the beneficial owners. Solicitation may also be made by officers and regular employees of Southland, without additional compensation, by use of the mails, telephone, telegraph or in person.

SHARES OUTSTANDING AND VOTING RIGHTS

    Shareholders of record as of the close of business March 8, 1996 are entitled to notice of, and to vote at, the meeting. At the record date there were 409,922,935 shares of common stock, $.0001 par value (the "Common Stock"), outstanding and entitled to vote, the only class of voting securities of the Company outstanding, and there were 3,097 record holders on such date. Each outstanding share is entitled to one vote.

    Shareholders are not entitled to vote cumulatively for the election of directors or on any other matter. In addition, an abstention from voting or a broker non-vote will be counted toward determining the presence of a quorum, but will not be included in determining the number of votes "for" the election of directors and will not be counted "for" or "against" any other item being voted upon.

OTHER INFORMATION

    THE COMPANY'S RESTRUCTURING. On October 24, 1990, the Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Bankruptcy Court") for the Northern District of Texas, Dallas Division (Case No. 390-37119-HCA-11).

    The Company filed a Plan of Reorganization (the "Plan of Reorganization") which provided for, among other things, Ito-Yokado Co., Ltd. ("Ito-Yokado") and Seven-Eleven Japan Co., Ltd. ("Seven-Eleven Japan") to acquire, for an aggregate purchase price of $430 million in cash, pursuant to a Stock Purchase Agreement among IYG Holding Company ("IYG" or the "Purchaser"), Ito-Yokado, Seven-Eleven Japan and the Company, newly issued shares of Common Stock representing approximately 70% of the Company's outstanding shares following the consummation of the Plan of Reorganization. The Plan of Reorganization also provided for holders of the Company's then outstanding securities to receive new debt securities, Common Stock and, in certain cases, cash, in exchange for their old securities. In addition, the Plan of Reorganization provided for the Company to effect a one-for-ten reverse stock split of its Common Stock (the "Stock Split") and, as subsequently modified, provided for the issuance by the Company of new warrants (the "Warrants"), exercisable (until February 23, 1996) to acquire certain shares of Common Stock owned by the "Thompsons" and certain other shareholders of the Company, including companies related to the "Thompsons" (as defined below), at $1.75 per share, from such shareholders pursuant to a Warrant Agreement with Wilmington Trust Company as Warrant Agent (the "Warrant Agreement").

    On February 21, 1991, the Bankruptcy Court issued an order confirming the Plan of Reorganization and the closing under the Stock Purchase Agreement (the "Closing") occurred on March 5, 1991. The Company issued 286,634,619 shares of Common Stock to IYG, a Delaware corporation, jointly owned by Ito-Yokado and Seven-Eleven Japan, and received $430 million in cash. In connection with the Closing, the Company entered into certain other agreements, including a Shareholders Agreement, the Employment Agreements with John P. Thompson, Jere W. Thompson and Joe C. Thompson, Jr., and the Warrant Agreement among others, each of which had, for most purposes, a five-year term. These agreements have terminated as of March 5, 1996, and pursuant to the terms of the Shareholders Agreement, IYG is obligated to purchase, if requested to do so, certain shares owned by the signatories to the Shareholders Agreement. Such acquisitions, if any, will occur on or about April 22, 1996. Included in the shares IYG is obligated to purchase are 1,301,375 shares that have been pledged to IYG as collateral for certain non-recourse loans made by IYG to certain signatories to the Shareholders Agreement, and such shares will possibly be transferred to IYG. (See "Security Ownership of Certain Persons" and "Security Ownership of Management," below).

    THE EMPLOYMENT AGREEMENTS. As a condition to the Closing, the Company entered into five-year Employment Agreements with Messrs. John P. Thompson, Jere
W. Thompson and Joe C. (Jodie) Thompson, Jr. (the "Thompsons"). As of December 30, 1992, the Employment Agreement with Joe C. Thompson, Jr. was terminated. The Employment Agreements, which provided for John P. Thompson and Jere W. Thompson to serve as directors of the Company, expired on March 5, 1996, and John and Jere Thompson are not standing for re-election to the Board of Directors.

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

    The Board of Directors has set the number of directors to be elected at this meeting at twelve, which shall constitute the entire board of directors. Each director shall be elected to hold office until the next Annual Meeting of Shareholders or until his earlier death, removal or resignation or until his successor is duly elected and qualified.

    During 1995, Southland's directors were selected pursuant to the terms of the Stock Purchase Agreement and Shareholders Agreement entered into pursuant thereto. On March 5, 1996, the

Shareholders Agreement terminated and the composition of the Board of Directors is no longer controlled by any agreement or understanding. The nominees for election as directors for 1996 have been nominated by resolution adopted by the current Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1995, there were four meetings of the Board of Directors.

    The Board of Directors has an Audit Committee, which was composed of four directors in 1995: Mr. Chai, who served as Chairman, Mr. Fernandes, Dr. Pacholder and Mr. Sekine. The Audit Committee, which met six times during 1995, has been assigned the functions of recommending the engagement of independent auditors for the Company and reviewing with them the plan and scope of the audit, its status during the year, the results when completed and the fees for services performed, as well as reviewing the engagement of the independent auditors to perform nonaudit services and the effect, if any, this may have on their independence. The Audit Committee also reviews with the Company's internal auditors the plan, scope and results of their operations. In addition, the Audit Committee discusses with management, the independent auditors and the internal auditors the adequacy of internal accounting controls and may also discuss with each of them, independently of the other, any recommendations on matters which any of them considers to be of importance. The Audit Committee may also review the Company's accounting and financial reporting principles, policies and practices. It also undertakes such other duties as may be assigned to it by the Board of Directors.

    The Board of Directors has a Compensation and Benefits Committee, composed of four directors: Mr. Suzuki, who served as Chairman, Mr. Ashida, Mr. Fernandes and Mr. Otsuka. The Compensation and Benefits Committee met once in 1995. (See "Compensation of Directors and Executive Officers," below, for a description of the functions of the Compensation and Benefits Committee.)

    The Board of Directors does not have a Nominating Committee.

    Each of the directors attended more than 75% of the combined meetings of the Board of Directors and committees of which such director is a member, except Mr. Sekine who attended three of the four meetings of the Board of Directors, but did not attend any meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

    Effective as of May 1, 1995, the compensation for services as a director of the Company was set, as follows: (a) the annual fee for a director who is a non-employee of the Company, Ito-Yokado or Seven-Eleven Japan was set at $30,000 a year; (b) the annual fee for a director who is an employee of Ito-Yokado or of Seven-Eleven Japan was set at $18,000 a year; (c) all directors who are non-employees of the Company, Ito-Yokado or Seven-Eleven Japan are also paid $1,000 for attendance at each Regular or Special Meeting of the Board or of any Board Committee of which the director is a member, including meetings held by means of conference telephone or similar communications equipment; however, participation in any Committee meeting while in attendance at a Board or other Committee meeting, or the signing of any consent in lieu of holding a meeting, is not deemed attendance at a meeting for this purpose. In addition, the Chairman of the Audit Committee receives a fee of $5,000 a year. Directors who are employees of the Company receive only their compensation as an employee and no director's fees for their service on the Board or any Committee thereof.

    In addition, as described elsewhere herein, Mr. Ashida is paid $138,000 per year, inclusive of the director's fees to which he would otherwise be entitled, under an Independent Consultant's Agreement entered into on July 1, 1991, and amended in 1995, pursuant to which he serves as liaison with the Board of Directors.

                       PROPOSAL 1. ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES

    The following biographical information includes the names, ages and year first elected a director, the principal occupation or employment, as of March 1, 1996, of each person nominated, including all positions and offices with Southland, and the principal directorships held by such persons in non-Southland companies. All executive officers of Southland and the directors named herein (other than Mr. Sekine) were in their positions within two years after October 24, 1990, the date Southland filed its voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, as described above. Mr. Matthews was an officer of the Company prior to, and at the time of, the bankruptcy filing.

                                         POSITION WITH SOUTHLAND,
                                         PRINCIPAL OCCUPATION AND              YEAR FIRST
          NAME             AGE     BUSINESS EXPERIENCE PAST FIVE YEARS      ELECTED DIRECTOR
-------------------------  ---  ------------------------------------------  ----------------
Masatoshi Ito............  71   Chairman of the Board and Director (1)           1991
Toshifumi Suzuki.........  63   Vice Chairman of the Board and Director          1991
                                (2)
Clark J. Matthews, II....  59   President, Chief Executive Officer,          1981-1987 and
                                Secretary and Director (3)                        1991
Yoshitami Arai...........  64   Director (4)                                     1991
Timothy N. Ashida........  56   Director (5)                                     1991
Jay W. Chai..............  62   Director (6)                                     1991
Gary J. Fernandes........  52   Director (7)                                     1991
Masaaki Kamata...........  56   Director (8)                                     1991
Kazuo Otsuka.............  49   Director (9)                                     1991
Asher O. Pacholder.......  58   Director (10)                                    1991
Nobutake Sato............  57   Director (11)                                    1991
Tatsuhiro Sekine.........  61   Director (12)                                    1993

------------------------
(1) Chairman of the Board and Director of the Company since March 5, 1991. Director and Honorary Chairman of Ito-Yokado Group, which includes
    Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and Denny's Japan Co., Ltd., as well as other companies. Ito-Yokado Co., Ltd. is one of Japan's leading diversified retailing companies which, together with its subsidiaries and affiliates, operates superstores, convenience stores, department stores, supermarkets, specialty shops and discount stores.
    President   of  Ito-Yokado  Co.,  Ltd.  from   1958  to  1992.  Chairman  of
    Seven-Eleven Japan Co., Ltd. from 1978 to 1992, and President from 1973 to 1978. Chairman of Denny's Japan Co., Ltd. from 1981 to 1992, and President from 1973 to 1981. Chairman of Famile Co., Ltd. since 1986. Chairman of York Mart Co., Ltd. since 1979. Chairman of Robinson's Japan Co., Ltd. since 1995. Chairman of Maryann Co., Ltd. since 1977. President of Oshman's Japan Co., Ltd. since 1984. Statutory Auditor of Steps Co., Ltd. since 1992. Chairman of York-Keibi Co., Ltd. since 1989. President of Union Lease Co., Ltd. since 1985. Statutory Auditor of Daikuma Co., Ltd. since 1982. Chairman of Marudai Co., Ltd. since 1989. Director of Seven-Eleven (Hawaii), Inc. since 1989. Chairman of Umeya Co., Ltd. since 1981. Director of Shop America Limited since 1990. Director and Chairman of the Board of IYG Holding Company since 1990.

(2) Vice Chairman of the Board and Director of the Company since March 5, 1991. President and Chief Executive Officer of Ito-Yokado Co., Ltd. since October, 1992 and Director since 1971; Executive Vice President from 1985 to 1992; Senior Managing Director from 1983 to 1985; Managing Director from 1977 to 1983; employee since 1963. Chairman of the Board and Chief Executive Officer of Seven-Eleven Japan Co., Ltd. since October, 1992 and Director since 1973; President from 1975 to 1992; Senior Managing Director from 1973 to 1975. Statutory Auditor of Robinson's Japan Co., Ltd. since 1984. Chairman of Daikuma Co., Ltd. since 1985. President of Seven-Eleven (Hawaii), Inc. since 1989. President of Shop America Limited since 1990. President and Director of IYG Holding Company since 1990.

(3) Director of the Company since March 5, 1991, and from 1981 until 1987; President and Chief Executive Officer since March 5, 1991 and Secretary since April 26, 1995; Executive Vice President (or Senior Executive Vice President) and Chief Financial Officer from 1979 to 1991; Vice President and General Counsel from 1973 to 1979; employee since 1965.

(4) Director of the Company since March 5, 1991. Chairman of the Board of Systems International Incorporated, a consulting firm for international joint-ventures, licensing and investment arrangements, since 1977 and President from 1970 to 1977. President of Tokyu Hotels International from 1977 to 1989. Director of Entry Strategies Inc., Parallel Inc., Europe Consultants S.A., and Industrial Suppliers S.A. Member of Pacific Basin Economic Council and other international non-profit organizations.

(5) Director of the Company since March 5, 1991. President of A.K.K. Associates, Inc., a consulting firm for Japanese/American investments, in Glendale, California, since 1972. Director of Seven-Eleven Japan Co., Ltd. since 1991; General Manager, Far East Division of Travel Systems International in Los Angeles from 1969 to 1972. Interpreter/Technical Coordinator at Kawaguchi Tour Services in Los Angeles from 1966 to 1969. Mr. Ashida has entered into an "Independent Consultant's Agreement" with the Company pursuant to which (as amended in 1995) he is paid $11,500 per month to serve as liaison with the Board of Directors. This fee is inclusive of any director's fees to which he would otherwise be entitled.

(6) Director of the Company since March 5, 1991. Chairman of the Board and Chief Executive Officer of ITOCHU International Inc. (formerly known as C. Itoh & Company (America) Inc.) since April 1991; Chief Operating Officer from 1989 to 1991; Executive Vice President from 1986 to 1991; Senior Vice President from 1982 to 1985; Director since 1983. Executive Vice President of ITOCHU Corporation (formerly C. Itoh & Co., Ltd.), a Japanese trading company, since July 1993; Senior Managing Director from 1991 to 1993; Managing Director from 1989 to 1991; Director from 1986 to 1989. Managing Director with Representation Rights, ITOCHU Corporation, since 1989. Director of Isuzu Motors Limited since 1984. Voting Class B Representative on the Board of Representatives of Time Warner Entertainment Company, L.P. from June 1992 to September 1995. Strategic Planning Advisor with General Motors Corporation throughout 1982.

(7) Director of the Company since April 11, 1991. Senior Vice President of Electronic Data Systems Corporation ("EDS"), an information technology service company, since 1984, and Director since 1981. Director and Chairman of the Board of A.T. Kearney, Inc. since September 1995. Director of John Wiley & Sons, Inc. since April 1988, of Westcott Communications since May, 1989 and of Amtech Corporation since February 1995. Member of the Advisory Board of the East Texas State University Foundation; Governor of the Boys and Girls Clubs of America and Director of the Boys and Girls Clubs of Greater Dallas, Inc.

(8) Director of the Company since March 5, 1991. Director, since 1978, and Executive Vice President of Seven-Eleven Japan Co., Ltd.; Senior Managing Director since 1989; Managing Director from 1985 to 1989; employee since 1973. Director of Shop America Limited since 1990. Vice President of Seven-Eleven (Hawaii), Inc. since 1989. Director and Treasurer of IYG Holding Company since 1990.

(9)  Director of  the Company  since March  5, 1991.  General Manager, Corporate
    Development, Ito-Yokado Co., Ltd., since 1986; Manager, Corporate Development from 1982 to 1986; Assistant to Mr. Masatoshi Ito, President and Chief Executive Officer, from 1978 to 1982; employee of Ito-Yokado Co., Ltd. since 1975. Assistant Secretary of IYG Holding Company since 1990.

(10) Director of the Company since March 5, 1991. Chairman of the Board and Chief Financial Officer, ICO, Inc., an oil field service company, since February 1995; Chairman of the Board and Managing Director of Pacholder Associates, Inc., an investment advisory firm, since 1984. Director of
    TC/GP, Inc., AM International, Inc. and USF&G Pacholder Fund, Inc. Dr. Pacholder was a director of MacLeod-Stedman, Inc., which went into receivership in 1991 in Manitoba, Canada.

(11) Director of the Company since March 5, 1991. Executive Vice President, Corporate Planning, Ito-Yokado Co., Ltd., since 1993; Senior Managing Director from 1985 to 1993; Managing Director from 1983 to 1985; Director from 1977 to 1983; employee since 1964. Director of Denny's Japan Co., Ltd. since 1973, Maryann Co., Ltd. since 1982, Oshman's Japan Co., Ltd. since 1984 and

    Marudai Co., Ltd. since 1989. President of Urawa Building Co., Ltd. since 1985, Nitsu Systems Kaihatsu Co., Ltd. since 1986 and Waiaru Kaihatsu Co., Ltd. since 1988. Director and Vice President of IYG Holding Company since 1990.

(12) Director of the Company since April 28, 1993; Senior Managing Director, Finance, Ito-Yokado Co., Ltd., since 1993; Managing Director from 1991 to 1993; employee since April 1991. General Manager of the Overseas Construction Department from 1989 to 1991; and General Manager of Finance Department, ITOCHU Corporation (formerly known as C. Itoh and Co.), from 1986 to 1989.

    Each of the nominees presented for election has been recommended by the Board of Directors. All nominees are currently members of the Board of Directors and each nominee has consented to serve as a director if elected. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL BE TABULATED AS A VOTE WITHHELD ON THE ELECTION, AND WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER NOMINEES HAVE RECEIVED THE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At March 8, 1996, the record date for the Annual Meeting, the Company was aware of the following beneficial owners of 5% or more (as determined under the applicable rules of the Securities and Exchange Commission) of the Company's shares of Common Stock (the only class of voting security of the Company) of which a total of 409,922,935 shares are issued and outstanding. The following table, however, in accordance with the applicable requirements, includes certain shares which Ito-Yokado and Seven-Eleven Japan have the power to acquire within the next sixty days.

                                        NAME AND ADDRESS             AMOUNT AND NATURE OF    PERCENT OF
       TITLE OF CLASS                  OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP       CLASS
-----------------------------  -----------------------------------  -----------------------  -----------
Common Stock,                  IYG Holding Company                   265,546,459 Shares(a)       64.78%
 $.0001 par value              4-1-4, Shibakoen
                               Minato-ku, Tokyo Japan 105
Common Stock,                  Ito-Yokado Co., Ltd.                      36,777,078(b)            8.23%(b)
 $.0001 par value              4-1-4, Shibakoen
                               Minato-ku, Tokyo Japan 105
Common Stock,                  Seven-Eleven Japan Co., Ltd.              35,334,839(b)            7.94%(b)
 $.0001 par value              4-1-4, Shibakoen
                               Minato-ku, Tokyo Japan 105

------------------------
(a) IYG Holding Company is a Delaware corporation, created specifically for the purpose of purchasing shares of Common Stock of the Company issued in connection with consummation of the Company's Plan of Reorganization and as contemplated therein and in the Stock Purchase Agreement (see "Other Information," above). It is a jointly owned subsidiary of Ito-Yokado Co., Ltd. and Seven-Eleven Japan Co., Ltd. Ito-Yokado owns 51%, and Seven-Eleven Japan owns 49%, of IYG's outstanding common stock. Ito-Yokado owns 51% of Seven-Eleven Japan's outstanding common stock. Messrs. Ito, Suzuki, Sato, Kamata and Otsuka are the officers and directors of IYG (see "Security Ownership of Management" and "Information About Nominees"). They each, individually, disclaim beneficial ownership of the shares held by IYG. In addition, IYG has the obligation to purchase, if requested to do so, up to an additional 1.6 million shares, on or about

    April 22, 1996, from the holders of those shares under the terms of the Shareholders Agreement. It is unknown whether those holders will offer their shares to IYG. Included in the shares IYG is obligated to purchase are 1,301,375 shares that have been pledged to IYG as collateral for certain loans made by IYG to those holders under the Shareholders Agreement. The loans, which are non-recourse to the borrowers, will become due on or about April 22, 1996.

(b) As required by the rules and regulations under the Securities Exchange Act of 1934, as amended, the numbers shown in this table include shares of common stock acquirable by Ito-Yokado (36,777,078 shares) and Seven-Eleven Japan (35,334,839 shares) upon conversion of $300 million 4.5% Convertible Quarterly Income Debt Securities due 2010, issued by the Company in November, 1995 (the "Convertible Debt Securities"), which are convertible into 72,111,917 shares of Southland Common Stock at a conversion price of $4.1602 per share.

    The percentage ownership shown in this table and the table that follows is calculated as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The actual percentage owned by IYG, Ito-Yokado and Seven-Eleven Japan, if all the Convertible Debt Securities were converted, would be 70.04%. IYG currently owns 64.78% of the Company's outstanding Common Stock. Ito-Yokado and Seven-Eleven Japan do not currently own any shares of the Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table, and the footnotes that follow, show the beneficial ownership of Southland Common Stock as of March 1, 1996, as required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), by each director and each person nominated for director, by each of the five most highly compensated executive officers of the Company, and by all officers and directors of the Company as a group.

                                                                      AMOUNT AND NATURE OF          PERCENT OF
NAME OF BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP(A)         CLASS(A)
-----------------------------------------------------------------  ---------------------------     -------------
Masatoshi Ito....................................................                 2,000,000(b)            .49%(b)
Toshifumi Suzuki.................................................                 1,000,000(c)            .24%(c)
Clark J. Matthews, II............................................                   307,709(d)         *
Yoshitami Arai...................................................                    30,000(e)         *
Timothy N. Ashida................................................                    30,000(f)         *
Rodney A. Brehm..................................................                    40,001(g)         *
Jay W. Chai......................................................                       -0-(h)            -0-(h)
Gary J. Fernandes................................................                    61,000(i)         *
Masaaki Kamata...................................................                   100,000(j)         *     (j)
James W. Keyes...................................................                    17,500(k)         *
Stephen B. Krumholz..............................................                    40,834(l)         *
Kazuo Otsuka.....................................................                    30,000(m)         *     (m)
Asher O. Pacholder...............................................                       -0-               -0-
Nobutake Sato....................................................                   100,000(n)         *     (n)
Tatsuhiro Sekine.................................................                       -0-               -0-
Bryan F. Smith, Jr...............................................                    15,251(o)         *
All officers and directors as a group (27 persons) (p)...........               341,689,273(p)           70.8%(p)

------------------------
*Rounds to less than one-tenth of one percent

(a) At March 1, 1996, there were 409,922,935 shares of Common Stock outstanding. The nature of beneficial ownership of the shares reported, if not direct, is described in this footnote (a) and the footnotes that follow. Included in the numbers of shares shown, as required by the rules and regulations of the Commission, are those shares as to which such persons have or share voting and/or investment power, or with respect to which they have a right to receive such power within 60 days. Certain officers and directors received Warrants to purchase Common Stock as a result of their ownership of Southland's old debt securities and preferred stock. Shares acquirable upon the exercise of such Warrants are included in the shares shown in the above table because all such Warrants were exercised prior to their expiration on February 23, 1996, although the actual share certificates may not have been received.

(b) Mr. Ito owns 2,000,000 shares directly. Additionally, Mr. Ito is Chairman of the Board and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(c) Mr. Suzuki owns 1,000,000 shares directly. Additionally, Mr. Suzuki is President and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(d) Mr. Matthews owns 7,708 shares directly; 143,334 shares acquired under the Company's Grant Stock Plan; 156,667 shares are acquirable upon the exercise of options under the Company's Equity Participation Plan (see "Compensation of Directors and Officers -- Executive Officers' Compensation," below) and holds options to acquire 640,000 shares of Common Stock granted under the 1995 Stock Incentive Plan, not shown in the above table because no portion of such options can be exercised until after October 23, 1996.

(e) Mr. Arai owns 30,000 shares directly.

(f) Mr. Ashida owns 30,000 shares directly.

(g) Mr. Brehm owns 8,334 shares acquired under the Company's Grant Stock Plan; 31,667 shares are acquirable upon the exercise of options under the Company's Equity Participation Plan (see "Compensation of Directors and Officers -- Executive Officers' Compensation," below) and holds options to acquire 136,800 shares of Common Stock granted under the 1995 Stock Incentive Plan, not shown in the above table because no portion of such options can be exercised until after October 23, 1996.

(h) Mr. Chai owns no shares directly. ITOCHU Corporation, of which he is Executive Vice President, and ITOCHU International Inc., of which he is Chairman of the Board and Chief Executive Officer, together own a total of 20,397,834 shares of Common Stock. Mr. Chai disclaims beneficial ownership of such shares.

(i) Mr. Fernandes owns 60,000 shares directly and 1,000 shares are held in trust for his son.

(j) Mr. Kamata owns 100,000 shares directly. Additionally, Mr. Kamata is Treasurer and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(k) Mr. Keyes has options on 17,500 shares acquirable upon the exercise of such options under the Company's Equity Participation Plan (see "Compensation of Directors and Officers -- Executive Officers' Compensation," below) and holds options to acquire 250,000 shares of Common Stock granted under the 1995 Stock Incentive Plan, not shown in the above table because no portion of such options can be exercised until after October 23, 1996.

(l) Mr. Krumholz owns 9,167 shares acquired under the Company's Grant Stock Plan; 31,667 shares are acquirable upon the exercise of options under the Company's Equity Participation Plan (see "Compensation of Directors and Officers -- Executive Officers' Compensation," below) and holds options to acquire 350,000 shares of Common Stock granted under the 1995 Stock Incentive Plan, not shown in the above table because no portion of such options can be exercised until after October 23, 1996.

(m) Mr. Otsuka owns 30,000 shares directly. Additionally, Mr. Otsuka is Assistant Secretary of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(n) Mr. Sato owns 100,000 shares directly. Additionally, Mr. Sato is Vice President and a Director of IYG Holding Company. See "Security Ownership of Certain Beneficial Owners," above.

(o) Mr. Smith owns 251 shares directly; 15,000 shares are acquirable upon the exercise of options under the Company's Equity Participation Plan (see "Compensation of Directors and Officers --

    Executive Officers' Compensation," below) and holds options to acquire 136,800 shares of Common Stock granted under the 1995 Stock Incentive Plan, not shown in the above table because no portion of such options can be exercised until after October 23, 1996.

(p) The total shares shown are as follows: 3,542,896 shares owned by officers and directors directly or with family members; 488,001 shares acquirable by 16 officers upon exercise of options or conversion of convertible debentures under the Equity Participation Plan; 265,546,459 shares held by IYG Holding Company of which Messrs. Ito, Suzuki, Sato, Kamata and Otsuka are the directors and officers, although they each disclaim individual beneficial ownership of such shares, and 72,111,917 shares acquirable by Ito-Yokado and Seven-Eleven Japan (of either or both of which Messrs. Ito, Suzuki, Kamata, Sato, Sekine and Otsuka are directors or officers) upon conversion of the Convertible Debt Securities (as to which Messrs. Ito, Suzuki, Kamata, Sato, Sekine and Otsuka disclaim beneficial ownership).

SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1995, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements except that Terry Blocher, a newly elected Vice President of the Company, failed to file his initial ownership report on Form 3 within ten days after the effective date of his election. In making these statements, the Company has relied upon the written representations of its directors and officers.

               PROPOSAL 2. APPROVAL OF 1995 STOCK INCENTIVE PLAN

    On October 23, 1995, the Board of Directors adopted The Southland Corporation 1995 Stock Incentive Plan (the "Stock Incentive Plan"), subject to shareholder approval at this Annual Meeting. The Board of Directors' adoption of, and any Awards granted under, the Stock Incentive Plan, have been made subject to obtaining approval of the Stock Incentive Plan from the shareholders. The Board believes that the adoption of the Stock Incentive Plan will provide an effective means to attract and retain key employees of outstanding ability, motivate key employees, by means of performance-related incentives, to achieve longer-range performance goals and enable such key employees to participate in the long-term growth and financial success of the Company. The Compensation and Benefits Committee unanimously recommended that the Stock Incentive Plan be adopted by the Board of Directors, which unanimously approved the adoption of the plan.

    The following summary description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which is attached hereto as Appendix A and incorporated herein by reference. Terms with their initial letter capitalized that are used in this description and not specifically defined herein shall have the same meaning given such terms in the Stock Incentive Plan.

GENERAL INFORMATION

    The types of awards that may be granted under the Stock Incentive Plan include (i) incentive stock options ("Incentive Stock Options"), as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) stock options other than Incentive Stock Options ("nonqualified stock options" and, together with Incentive Stock Options, "Stock Options"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock ("Restricted Stock"), (v) restricted stock units ("Restricted Stock Units"), (vi) performance shares ("Performance Shares"), (vii) bonus stock ("Bonus Stock") and (viii) other stock-based awards (collectively, "Incentive Awards").

ADMINISTRATION

    The Stock Incentive Plan is currently administered by the Company's Compensation and Benefits Committee, which is appointed by the Board, unless any member of such committee fails to qualify as both a "Disinterested Person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "Outside Director" under Section 162(m) of the Code. If the members of the Compensation and Benefit Committee do not qualify to administer the Stock Incentive Plan under these regulations, the Board or the Committee shall appoint a sub-committee comprised of directors who do qualify. The committee that at any time administers the Stock Incentive Plan is referred to as the "Committee." The members of the Committee (through the date of this Annual Meeting of
Shareholders, as permitted by the regulations under Section 162(m)) are Toshifumi Suzuki, Timothy N. Ashida, Gary J. Fernandes and Kazuo Otsuka. Committee members will serve in such capacity until their resignation or removal at any time.

    Under the Stock Incentive Plan, the Committee will have wide discretion and flexibility, thus enabling the Committee to administer the Stock Incentive Plan in the manner that it determines, from time to time, is in the best interests of the Company. The Committee also will have authority to interpret the Stock Incentive Plan, to determine the terms and provisions of Incentive Awards, and to make all other determinations necessary or advisable for administration of the Stock Incentive Plan.

SHARES SUBJECT TO THE STOCK INCENTIVE PLAN

    Subject to certain exceptions set forth in the Stock Incentive Plan, the aggregate number of shares of the Company's Common Stock that may be the subject of Incentive Awards under the Stock Incentive Plan is 41,000,000. The maximum number of shares that may be awarded to any one individual pursuant to Incentive Awards under the Stock Incentive Plan, subject to certain adjustments as described below, is 10,000,000 shares.

ELIGIBILITY

    Employees eligible to participate in the Stock Incentive Plan will be designated by the Committee and will be chosen from among those employees determined to be Key Employees. "Key Employees" are those employees of the Company and its Subsidiaries determined by the Committee to have a direct and significant impact on the performance of the Company. The Company's executive officers are among the employees who are eligible to receive Incentive Awards under the Stock Incentive Plan.

TERMS AND CONDITIONS OF INCENTIVE AWARDS

    STOCK OPTIONS. The purchase price of Common Stock under each Stock Option granted pursuant to the Stock Incentive Plan will be determined by the Committee; provided, however, that the exercise price for Common Stock subject to a Stock Option will not be less than 100% of the fair market value of the Common Stock on the date of grant of such Stock Option. The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) will not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations and rulings from time to time.

    Stock Options may be exercised as determined by the Committee, but in no event later than ten years from the date of grant.

    Options awarded under the 1995 Plan will be exercisable at such times and subject to such restrictions and conditions (including without limitation, restrictions based on the passage of time or the achievement of certain performance goals) as the Committee shall determine in its discretion. However, an option generally may not be exercisable until at least one year following the date of grant. Upon the exercise of a Stock Option, the participant must pay the purchase price in full either in cash, a cash equivalent acceptable to the Committee, or a combination of cash and its equivalent acceptable to the Committee. The purchase price may be paid, with the approval of the Committee, by assigning and delivering to the Company shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. In addition, at the request of a participant and to the extent permitted by applicable law, the Committee may approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the participant, will pay the exercise price of the Stock Options being exercised to the Company, and the Company will promptly deliver to such firm the shares acquired upon such exercise. Participants will not be entitled to receive any fractional shares of Common Stock upon the exercise of Stock Options granted under the Stock Incentive Plan.

    All shares of Common Stock issuable upon the exercise of Stock Options may, in the discretion of the Committee, be subject to restrictions on transfer and other features similar to those applicable to awards of Restricted Stock and Restricted Stock Units.

    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right ("SAR") may be granted either in tandem with or independent of a Stock Option. An SAR is the right to receive an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (in the case of SARs granted independent of a Stock Option) or the exercise price of the related Stock Option (in the case of an SAR granted in tandem with a Stock Option).

    An SAR granted in tandem with a Stock Option may require the holder, upon exercise, to surrender the related Stock Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment as described above. The surrendered Stock Option will then cease to be exercisable. A tandem SAR will be exercisable or transferable only to the extent that the related Stock Option is exercisable or transferable.

    An SAR granted independent of a Stock Option will be exercisable as determined by the Committee. An independent SAR will entitle the holder, upon exercise, to receive payment as described above. The Committee may limit the amount payable upon exercise of any tandem or independent SAR. Any such limitation will be specified at the time the SAR is granted.

    Payment upon the exercise of SARs will be made, at the discretion of the Committee, in cash, in shares of Common Stock, or a combination of cash and shares of Common Stock.

    PERFORMANCE SHARES. A Performance Share Award is an award, payable in cash or stock, based on performance goals which may be established by the Committee and the value of which shall be paid to the Participant, if the performance goals, as set forth in the applicable Award Agreement, are satisfied.

    RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. A Restricted Stock Award is the grant of shares of Common Stock or the right to purchase Common Stock at a price determined by the Committee, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. A Restricted Stock Unit is a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions. Certificates evidencing Restricted Stock Awards will bear a legend making reference to the restrictions imposed. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. During the restriction period, the holder of a Restricted Stock Award may, in the discretion of the Committee, be given certain rights as a shareholder, including the right to vote the stock subject to the Restricted Stock Award and/or receive dividends with respect thereto.

    BONUS STOCK AWARDS. Bonus Stock Awards are awards of shares of Common Stock granted to participants without cash consideration which may be subject to restrictions on transfer or other features similar to those applicable to awards of Restricted Stock and Restricted Stock Units.

    OTHER STOCK-BASED AWARDS. The Committee shall also have the authority to grant participants other Stock Awards which can be in the form of shares of Common Stock or units with the terms and conditions of such Awards to be as specified in the Award Agreement.

ACCELERATION OF VESTING AND EXERCISABILITY

    Each Award Agreement shall provide for the effect of a termination of employment due to death, Disability, Early Retirement, Normal Retirement or Divestiture on the vesting, exercisability and termination of such Award, and the effect, if any, of a change of control on such Award.

AWARD AGREEMENT

    The terms of any Incentive Awards under the 1995 Stock Incentive Plan are determined by the Committee. Each Award is evidenced by a written agreement between the Company and the person to whom the Incentive Award is made. The Award Agreement specifies the details of the award, the expiration date, if applicable, the number of shares or other units to which the Incentive Award pertains, any conditions to the exercise of the Incentive Award and such other terms and conditions as the Committee, in its discretion, shall determine.

ADJUSTMENT PROVISIONS

    The terms of an Incentive Award and the maximum number of shares of Common Stock authorized for issuance under the Stock Incentive Plan will be adjusted if the Company subdivides as a whole the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock (such as in a stock split) or consolidates as a whole the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock (such as in a reverse stock split). In addition, if the Common Stock is subdivided or consolidated into one or more different kinds of securities, the holders of Incentive Awards will be entitled to purchase or receive (in lieu of the shares of Common Stock originally subject to the Incentive Award) the kinds of securities into which the Common Stock is subdivided or consolidated.

    Upon a "change in control" of the Company and in the discretion of the Committee, (1) all outstanding Stock Appreciation Rights and Stock Options may become immediately and fully vested and exercisable in full, and (2) the restriction period on any Restricted Stock Award may be accelerated and the restrictions will expire.

    In general under the Stock Incentive Plan, a "change in control" of the Company occurs in any of four situations: (1) a person other than the Company, certain affiliated companies or benefit plans, or a company with the same ownership as the Company, acquires 50% or more of the voting power of the Company's outstanding voting securities; (2) a person described in clause (1) announces a tender offer for 50% or more of the Company's outstanding voting securities and the Board does not oppose the tender offer; (3) the Company merges or consolidates with another corporation or partnership, or the Company's shareholders approve such a merger or consolidation, other than mergers or consolidations in which the Company's voting securities are converted into securities having the majority of voting power in the surviving company; or (4) the Company liquidates or sells all or substantially all its assets, or the Company's shareholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as the Company.

AMENDMENT AND TERMINATION OF THE STOCK INCENTIVE PLAN

    No Incentive Award may be granted under the Stock Incentive Plan after December 31, 2005. The Board may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Incentive Awards, suspend or discontinue the Stock Incentive Plan.

    The Board or the Committee may amend, suspend, or terminate the Stock Incentive Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

    The  Stock Incentive  Plan is  intended to  comply with  the requirements of
Section 162(m) of the Code to the extent required to cause Stock Options and Stock Appreciation Rights to be classified as "performance-based compensation" under Section 162(m)(4)(C) of the Code. However, regulations under Section 162(m) of the Code, when finalized, and interpretations of Section 162(m) and such regulations, could require certain amendments to the Stock Incentive Plan to accomplish this classification. To the extent amendments to the Stock Incentive Plan are required, the Board or the Committee may adopt such amendments that it determines are necessary but will not solicit shareholder approval of such amendments unless shareholder approval is required under Section 162(m) of the Code or other applicable law.

FEDERAL INCOME TAX CONSEQUENCES

    A participant receiving nonqualified stock options or SARs will not recognize taxable income at the time the nonqualified stock option or SAR is granted. At the time the nonqualified stock option or SAR is exercised, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair market value of the Company's Common Stock on the date of exercise over the exercise price (or fair market value of the Common Stock at the time of grant of SARs granted independent of Stock Options). The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant, to the extent such amount constitutes an ordinary and necessary business expense and provided that the Company satisfies any federal income tax withholding requirements.

    An employee granted an Incentive Stock Option will not recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise. The excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If Common Stock acquired upon exercise of an Incentive Stock Option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the Common Stock will be treated as long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction.

    If the holding period requirements are not met, the disposition of shares will be treated as disqualifying the shares from Incentive Stock Option treatment, and the employee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of Common Stock on the date of exercise over the exercise price or (ii) the amount realized on the sale of such Common Stock over the exercise price. Any gain realized by the employee in excess of such ordinary income will be long-term or short-term capital gain, depending on the holding period of the shares. If the shares are sold for an amount less than the exercise price, such loss will be treated as a long-term or short-term capital loss depending on the holding period for such shares. In the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the ordinary income recognized by the Participant, to the extent such amount constitutes an ordinary and necessary business expense.

    An employee receiving a Restricted Stock Award will not recognize taxable income at the time of grant, provided that the Restricted Stock is not transferable and is subject to a substantial risk of forfeiture within the meaning of Section 83(a) of the Code ("Restrictions"). At the time the Restrictions lapse, the employee will recognize ordinary taxable income equal to the difference between the fair market value of the Common Stock at the time the Restrictions lapse and the price, if any, paid by the employee for such Common Stock. Any dividends received by the employee before the termination of Restrictions will be taxed as ordinary income. The Company will be entitled to a deduction equal to the ordinary income reported by the employee, provided the Company satisfies any federal income tax withholding requirements. Upon the disposition of the Common Stock, the employee will recognize capital gain or loss equal to the difference between the fair market value of the Common Stock at the time the Restrictions lapse and the amount realized upon the disposition of the Common Stock. Such capital gain or loss will be long-term or short-term depending on whether the participant held the Common Stock for more than one year.

    An employee may elect to report and recognize income at the time of grant or purchase of Restricted Stock by filing an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the employee makes a Section 83(b) Election, the Company will be entitled to a deduction equal to the ordinary income reported by the employee in the year of the election, provided the Company satisfies any federal income tax withholding requirements. Dividends paid by the Company before and after the Restrictions lapse will not be deductible by the Company. Upon the disposition of the Common Stock, the employee will recognize capital gain or loss equal to the difference between the amount realized and the sum of the income recognized by the employee as a result of the Section 83(b) Election and any amounts paid by the employee for the Restricted Stock. Such capital gain or loss will be long-term or short-term depending on the Participant's holding period.

    Special rules may apply with respect to employees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Other than in the case of an Incentive Stock Option held in accordance with the specified holding period requirements, the amount and timing of the recognition of income by an employee subject to Section 16(b) (and the concurrent deduction by the Company) on the exercise of a Stock Option or SAR generally will be based on the fair market value of the shares received when the restrictions of Section 16(b) lapse, unless the employee elects otherwise by making a Section 83(b) Election.

1995 OPTIONS GRANTED

    On October 23, 1995, the Committee, subject to shareholder approval of the Stock Incentive Plan, granted options exercisable for 3,863,600 shares of Common Stock under the Stock Incentive Plan to a total of 82 employees, including all officers. An Award Agreement was provided to each grantee which contained the provisions relating to the vesting and exercisability of the options. The Award Agreement also contains conditions relating to treatment of the option upon an employee's death, Disability, Early Retirement, Normal Retirement or Divestiture from the Company.

    The options granted will become exercisable over a five-year period, at 20% per year beginning one year after the date of grant and expire ten years from the date of grant. In addition, if the Closing Price of Southland Common Stock exceeds certain target levels during the term of the option, and before the option grant otherwise becomes fully exercisable, the vesting and exercisability of the option will be accelerated. Options may be exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock being purchased and tendering payment of the option exercise price to the Company. The option price due upon exercise of any option granted in 1995 shall be paid to the Company either in full in cash or by tendering previously acquired shares of Common Stock, or in part in cash and part in stock.

    Options granted in 1995, when properly exercised, shall result in the delivery to the optionee of 70% of the shares acquired via a stock certificate for unrestricted shares. The remaining 30% of the shares acquired shall be represented by a stock certificate bearing a legend restricting the transfer or sale of such shares for a period of 24 months following the exercise date.

    The following table shows the number and value of options granted in 1995, all of which grants are subject to shareholder approval of the 1995 Stock
Incentive Plan. Only employees of the Company are eligible to receive grants under the Stock Incentive Plan.

                               NEW PLAN BENEFITS
                           1995 STOCK INCENTIVE PLAN

                                                                     DOLLAR VALUE ($)
                                                                      GRANTED AT FAIR     NUMBER OF OPTIONS
NAME AND POSITION                                                     MARKET VALUE(A)          GRANTED
------------------------------------------------------------------  -------------------  -------------------
Clark J. Matthews, II ............................................             -0-                   640,000
 President and Chief Executive Officer; Secretary
Stephen B. Krumholz ..............................................             -0-                   350,000
 Executive Vice President and Chief Operating Officer
Rodney A. Brehm ..................................................             -0-                   136,800
 Senior Vice President, Distribution and Foodservice
James W. Keyes ...................................................             -0-                   250,000
 Senior Vice President, Finance
Bryan F. Smith, Jr. ..............................................             -0-                   136,800
 Senior Vice President and General Counsel
Executive Officer Group (includes 16 persons) ....................             -0-          Total: 2,205,000
Non-Executive Officer Employee Group .............................             -0-                 1,658,600

------------------------
(a) All options granted are exercisable at $3.1875 per share, the fair market value on the date of grant. The closing price per share of Southland Common Stock on March 12, 1996 was $3.3125 per share.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN.

                 PROPOSAL 3. APPROVAL OF 1995 PERFORMANCE PLAN

    In 1993, Southland adopted a multi-year Performance Plan under which officers and certain key employees of Southland are eligible to receive cash awards based upon the Company's achievement of certain operating earnings targets, both on an annual and a cumulative two-year basis. At the end of the first two-year plan (1993 and 1994), the Performance Plan was renewed to cover a new two-year period (1995 and 1996); however, no awards were earned under the 1995 Performance Plan for 1995. This two-year plan is the only long-term incentive plan ("LTIP") maintained by the Company.

    Recently, the federal tax rules have been amended by adding Section 162(m) to the Code which limits the deductibility, by publicly held companies, of compensation amounts paid to certain senior officers which exceed $1 million, unless certain requirements are satisfied. These requirements include stockholder approval of an arrangement which meets the requirements of the rules as they apply to "performance-based compensation." As noted in the "Compensation Committee Report on Executive Compensation" included in this Proxy Statement, the Committee believes the 1995 Performance Plan qualifies as "performance-based compensation" and unanimously recommended that the Board of Directors submit the 1995 Performance Plan to the shareholders for approval so that the Plan would conform with the shareholder approval requirements of Section 162(m).

    The following summary description of the 1995 Performance Plan is qualified in its entirety by reference to the 1995 Performance Plan, a copy of which is attached hereto as Appendix B and incorporated herein by reference. Terms with their initial letter capitalized that are used in this description and not specifically defined herein shall have the same meaning given such terms in the 1995 Performance Plan.

GENERAL INFORMATION

    Under the 1995 Performance Plan, eligible employees, including all officers, are granted Performance Units, which are based upon the participant's salary administration Grade Level. Cash Awards will be paid under the plan if the Company's Actual Operating Earnings in either year in the Plan Period exceed the threshold for Awards for that year or if the Company's Cumulative Actual Operating Earnings exceed the Cumulative Threshold Operating Earnings for the two-year period. A certain amount of each excess dollar of Actual Operating Earnings funds the Award Pool under the plan. The amount paid per Performance Unit is calculated as a pro rata portion of the Award Pool. The maximum amount of the Award Pool is equal to the Annual Performance Incentive amount payable under the Company's Annual Performance Incentive ("API" or "Annual Bonus") Plan (at 100%) to all eligible employees for the Plan Period. The amount payable to an individual participant is determined by dividing the cumulative number of Performance Units outstanding at the end of the Plan Year for an Annual Award, and at the end of the Plan Period for a Cumulative Award, into the Award Pool and then multiplying the per unit amount by the number of Performance Units (not cancelled or forfeited) held by that Participant.

ADMINISTRATION

    The 1995 Performance Plan is currently administered by the Company's Compensation and Benefits Committee, which is appointed by the Board. It is anticipated that, at any time that the members of the Compensation and Benefit Committee do not qualify to administer the 1995 Performance Plan under Section 162(m) of the Code, then the Board or the Committee shall appoint a sub-committee comprised of directors that do qualify. The committee that at any time administers the 1995 Performance Plan is referred to as the "Committee." The members of the Committee (through the date of this Annual Meeting of Shareholders as permitted by the regulations under Section 162(m)) are Toshifumi Suzuki, Timothy N. Ashida, Gary J. Fernandes and Kazuo Otsuka. Committee members will serve in such capacity until their resignation or removal at any time.

ELIGIBILITY

    Employees in salary administration Grade Levels 41-44 and 50-58, or such equivalent Grade Levels as may be established, are eligible to be selected for participation in the 1995 Performance Plan, as selected by Southland's President and approved by the Committee. The Company's executive officers are among the employees eligible to participate in the Plan.

DETERMINATION OF AWARD

    The number of Performance Units granted to a participant, for each Plan Year, is equal to the Annual Performance Incentive payable (at 100%) at the mid-point of the Participant's salary administration Grade Level on the Determination Date for that Plan Year. The Award Pool, which is to be shared by all eligible Participants, is equal to an amount, from $.35 to $.15, of each dollar by which Southland's Actual Annual, or Actual Cumulative, Operating Earnings exceed the Annual or Cumulative Threshold Operating Earnings set forth in the Plan for the Plan Period, up to the maximum Award payable. The cumulative number of Performance Units outstanding (and not otherwise forfeited due to termination or ineligibility) will be divided into the Award Pool, and Participants will receive a pro rata share of the Award Pool based upon the number of Performance Units granted to the Participant as a proportion of the total Performance Units outstanding under the Plan.

    If a Participant's employment with the Company terminates due to death, Disability, Divestiture, Retirement or termination by the Company for any reason other than Cause, or the Participant is demoted to a non-eligible grade, the Participant shall be entitled to a partial award under the Plan based upon the number of days in the Plan prior to termination or cessation of participation. The Participant's Performance Units for that Plan Year will be multiplied by a fraction the numerator of which is the number of days the Participant worked prior to termination or demotion and the denominator of which is 365.

    Payment for any Awards earned will be made to Participants within 120 days after the end of the Plan Year, if the Award is an Annual Award, and within 120 days after the end of the Plan Period, if the Award is a Cumulative Award.

MAXIMUM AWARDS TO ANY PARTICIPANT

    The maximum that can be earned under the Plan depends upon a Participant's salary administration Grade Level (which determines the number of Performance Units the participant is granted) as well as on the Company's Actual Operating Earnings for the Plan Year or the Plan Period compared with the Threshold Operating Earnings set forth in the Plan for the same period. The amount earned also depends upon how many other Performance Units are outstanding (and neither cancelled, in situations such as Demotions, Divestitures or terminations, or forfeited, for voluntary termination or termination for Cause) and eligible to participate in the Award Pool.

CALCULATION OF OPERATING EARNINGS

    Actual Operating Earnings, as shown on the Company's internal financial statements, are the earnings of the Company before non-operating income and expense items, interest expense, taxes and extraordinary items. For 1995 and 1996, the Committee has determined that the Threshold Operating Earnings are equal to the Company's Budgeted Operating Earnings for each year. For any Awards to be earned under the Plan, the Company's Actual Operating Earnings must exceed the Budgeted Operating Earnings, as shown on the annual budgets prepared by the Company for internal use.

LIMITATIONS ON AWARDS

    In the aggregate, for the Plan Period, the amount payable under the Plan cannot exceed the cumulative amount payable under the Company's Annual Bonus Plan, at 100%, to all employees eligible to participate in the Performance Plan. In addition, the Company must have the liquidity to make the payments at the time the Awards are payable.

AMENDMENT AND TERMINATION

    The Board or the Committee may amend, suspend, or terminate the 1995 Performance Plan or any portion thereof at any time.

1995 UNITS GRANTED

    In 1995, Performance Units were granted to all eligible key employees (approximately 375 persons); however, the Company's 1995 Actual Operating Earnings did not exceed the 1995 Threshold Operating Earnings for the Plan, and no Awards were paid.

    The following table shows the number of units granted and the value of the units granted in 1995 under the 1995 Performance Plan.

                               NEW PLAN BENEFITS
                             1995 PERFORMANCE PLAN

NAME AND POSITION                                                    DOLLAR VALUE ($)    NUMBER OF UNITS (A)
------------------------------------------------------------------  -------------------  -------------------
Clark J. Matthews, II ............................................             -0-                   369,900
 President and Chief Executive Officer; Secretary
Stephen B. Krumholz ..............................................             -0-                   191,000
 Executive Vice President and Chief Operating Officer
Rodney A. Brehm ..................................................             -0-                   108,855
 Senior Vice President, Distribution and Foodservice
James W. Keyes ...................................................             -0-                   108,855
 Senior Vice President, Finance
Bryan F. Smith, Jr. ..............................................             -0-                   108,855
 Senior Vice President and General Counsel
Executive Officer Group (includes 16 persons).....................             -0-          Total: 1,578,360
Non-Executive Officer Employee Group..............................             -0-                 6,986,607

------------------------
(a) These   units  were  granted   based  on  each   Participant's  1995  salary
    administration Grade Level.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 PERFORMANCE PLAN, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" THE APPROVAL OF THE 1995 PERFORMANCE PLAN.

             PROPOSAL 4.  RATIFICATION OF THE SELECTION OF AUDITORS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed Coopers & Lybrand to be the independent auditors of the Company for 1996. Although not legally required to do so, upon the recommendation of the Audit Committee, the Board is submitting the appointment of Coopers & Lybrand as the Company's independent auditors for 1996 to the shareholders for ratification at this meeting.

    The services provided to the Company by Coopers & Lybrand in 1996 will include, in addition to performing the Company's audit, audits of certain domestic and foreign subsidiaries and related companies and those of various employee benefit plans; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, filed by the Company with the Securities and Exchange Commission; and consultation on accounting, financial reporting, tax and related matters.

    Coopers & Lybrand, a nationally known firm, has no direct or indirect interest in the Company. The firm of Coopers & Lybrand has been the Company's auditor since 1992.

    Representatives of Coopers & Lybrand will be at the meeting, will have an opportunity to make a statement, if desired, and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1996, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" RATIFICATION.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

    The Company's executive compensation program is subject to the approval of the Compensation and Benefits Committee of the Board of Directors. The committee is composed of four directors, as follows: Mr. Suzuki, the chairman of the committee, is Vice Chairman of the Board of Directors, President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 64% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and Seven-Eleven Japan. Ito-Yokado has, since 1992, unconditionally guaranteed a $400 million commercial paper facility established by the Company for which Ito-Yokado has received no fee. Seven-Eleven Japan, a 51%-owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. On November 22, 1995, Ito-Yokado and Seven-Eleven Japan acquired an aggregate of $300 million of Southland 4.5% Convertible Quarterly Income Debt Securities due 2010, convertible into a total of 72,111,917 shares of Southland Common Stock. Southland pays interest quarterly to Ito-Yokado and Seven-Eleven Japan on these Convertible Debt Securities. The other committee members are Timothy Ashida, who is a director of Seven-Eleven Japan, and, as described elsewhere herein, has an Independent Consultant's Agreement with the Company to serve as liaison with the Board of Directors, Kazuo Otsuka, who is an officer of Ito-Yokado, and Gary Fernandes, who is Senior Vice President and a director of Electronic Data Systems Corporation. As described elsewhere herein, the Company has entered into contractual arrangements with EDS under which EDS has agreed to (1) install automatic teller machines in 7-Eleven stores over a ten-year period and (2) provide the Company with certain consulting and business systems planning services and data processing support for which EDS received fees in 1995.

    The Company's Executive Officers, as well as all other management personnel, receive annual compensation consisting of base salary and annual performance incentive, or "bonus," under the Company's Annual Performance Incentive ("API" or "Annual Bonus") Plan. The amount paid as Annual Bonus under this plan is based upon the employee's or officer's base salary, salary administration grade level and the achievement of certain pre-established performance criteria for the Company each year, as more fully described in the Report of the Compensation and Benefits Committee, included elsewhere herein.

    The following table shows the compensation paid, or earned, during 1995, by the Company's Chief Executive Officer and the next four most highly compensated Executive Officers, as specifically required by the rules and regulations relating to Proxy Statement disclosure.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                            --------------------------------------------------------
                                         ANNUAL COMPENSATION                           AWARDS                      PAYOUTS
                            ----------------------------------------------  ----------------------------  --------------------------
                                                             OTHER ANNUAL     RESTRICTED                     LTIP        ALL OTHER
NAME AND                                SALARY      BONUS       COMPEN-          STOCK        OPTIONS/      PAYOUTS       COMPEN-
PRINCIPAL POSITION            YEAR      ($)(I)     ($)(II)   SATION($)(III)   AWARD(S)($)      SARS(#)      ($)(IV)    SATION($)(V)
--------------------------  ---------  ---------  ---------  -------------  ---------------  -----------  -----------  -------------
Clark J. Matthews, II            1995    410,000    196,800       N/A             -0-           640,000       -0-           10,680
 President and Chief             1994    390,000    177,840                                      -0-          55,843         9,981
 Executive Officer;              1993    390,000    131,040                                      -0-          -0-           14,130
 Secretary
Stephen B. Krumholz              1995    300,000    120,000       N/A             -0-           350,000       -0-            7,638
 Executive Vice President        1994    271,000    112,980                                      -0-          29,788         7,239
 and Chief Operating             1993    271,000     75,880                                      -0-          -0-           10,472
 Officer
Rodney A. Brehm                  1995    210,000     75,600       N/A             -0-           136,800       -0-            7,519
 Senior Vice President,          1994    195,000     64,280                                      -0-          12,757         6,947
 Foodservice and                 1993    195,000     43,680                                      -0-          -0-           10,190
 Distribution
James W. Keyes                   1995    200,000     72,000       N/A             -0-           250,000       -0-            7,423
 Senior Vice President,          1994    183,000     64,280       N/A                            -0-          15,746         6,929
 Finance                         1993    183,000     43,996       35,424                         -0-          -0-           10,272
Bryan F. Smith, Jr.              1995    200,000     72,000       N/A             -0-           136,800       -0-            7,479
 Senior Vice President           1994    183,000     55,632       N/A                            -0-          12,757         6,907
 and General Counsel             1993    183,000     40,992       N/A                            -0-          -0-           10,150

------------------------
(i) In general, officers received no salary increases in 1994, unless they were promoted to positions with additional responsibilities during that year. Mr. Matthews received neither a salary increase nor any special bonus compensation from 1990 through 1994.

(ii)Certain officers and other employees received special bonus amounts in 1994. The amounts paid as a special bonus to any of the five named executive officers are included in the bonus amount shown.

(iii)
    No "Other Annual Compensation" is shown because the total amounts paid for perquisites in 1993, 1994 and 1995 to the five named executive officers did not exceed the lesser of $50,000 or 10% of the named executive officer's salary and bonus for 1995, except for Mr. Keyes, who received $23,424 in interest reimbursement relating to the refinancing of his home and interest differential payments under a Company-initiated program to terminate the interest reimbursement plan in which officers and certain key employees participated, plus a $12,000 car allowance in 1993.

(iv)No amounts were paid for 1995 pursuant to the 1995 Performance Plan because the Company's 1995 threshold operating earnings under the plan were not achieved.

(v) Includes only (a) the amount of Company contribution to each of the named executive officer's accounts in The Southland Corporation Employees' Savings and Profit Sharing Plan (the "Savings and Profit Sharing Plan"), a Section 401(k) defined contribution plan with over 24,000 participants, which for 1995 was as follows: $6,645 each for Messrs. Krumholz, Brehm, Keyes and Smith, and $8,865 for Mr. Matthews; and (b) for each of the named executive officers, the full premiums paid for basic term life insurance under the Company's group plan for all employees, which for 1995 were as follows: Mr. Matthews -- $1,815; Mr. Krumholz -- $993; Mr. Brehm -- $874; Mr. Keyes -- $778; and Mr. Smith -- $835.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    As described in detail elsewhere herein (see "Proposal 2-1995 Stock Incentive Plan," above), the Company's Board of Directors unanimously approved the adoption of the 1995 Stock Incentive Plan, which is being presented to the shareholders for approval at this Annual Meeting of Shareholders. Pursuant to the Stock Incentive Plan, the Compensation and Benefits Committee granted, subject to such shareholder approval of the Stock Incentive Plan, nonqualified stock options to approximately 82 of the Company's key employees, including each of the named executive officers, as well as all other officers. Options to purchase an aggregate of 3,863,600 shares, over the five-year vesting period, were granted. Under the terms of the plan, vesting will be accelerated if certain target prices for the Company's Common Stock are achieved and maintained.

    The following table provides information on the number of options granted, the exercise price and expiration date of such options, as well as the potential realizable value of the options assuming that the underlying Common Stock appreciates in value from the date of grant at the annualized rates of 5% and 10%, as required by the Securities and Exchange Commission, and is not intended to forecast future appreciation of the Company's stock price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                INDIVIDUAL GRANTS                      STOCK PRICE APPRECIATION FOR
                             --------------------------------------------------------        OPTION TERM(II)
                               NUMBER OF      PERCENT OF                               ----------------------------
                              SECURITIES    TOTAL OPTIONS/                              5% ASSUMING   10% ASSUMING
                              UNDERLYING    SARS GRANTED TO  EXERCISE OR                 10/22/05       10/22/05
                             OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION    STOCK PRICE    STOCK PRICE
NAME                         GRANTED(#)(I)    FISCAL YEAR      ($/SH)        DATE       OF $5.1921     OF $8.2676
---------------------------  -------------  ---------------  -----------  -----------  -------------  -------------
Clark J. Matthews, II......      640,000           16.57      $  3.1875     10-22-05    $ 1,282,944    $ 3,251,264
Stephen B. Krumholz........      350,000            9.06      $  3.1875     10-22-05    $   701,610    $ 1,778,035
Rodney A. Brehm............      136,800            3.54      $  3.1875     10-22-05    $   274,229    $   694,958
James W. Keyes.............      250,000            6.47      $  3.1875     10-22-05    $   501,150    $ 1,270,025
Bryan F. Smith, Jr.........      136,800            3.54      $  3.1875     10-22-05    $   274,229    $   694,958

------------------------
(i) Options become exercisable as to 20% of the shares subject thereto on the first through fifth anniversaries of the grant date. 30% of the shares received upon exercise will bear a legend restricting the transfer or sale of such shares for 24 months after the date acquired, unless the optionee dies, retires, becomes disabled or his employment is terminated due to divestiture.

(ii)The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on the number of options outstanding under both the Company's Equity Participation Plan and under the 1995 Stock Incentive Plan, as well as the value of unexercised options, both exercisable and unexercisable, under both plans.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                      VALUE OF
                                                                                                     UNEXERCISED
                                                                                                    IN-THE-MONEY
                                                                      NUMBER OF SECURITIES          OPTIONS/SARS
                                                                UNDERLYING UNEXERCISED OPTIONS/       AT FISCAL
                                                                  SARS AT FISCAL YEAR END (#)     YEAR-END($)(III)
                              SHARES ACQUIRED       VALUE       --------------------------------  -----------------
NAME                          ON EXERCISE (#)   REALIZED ($)    EXERCISABLE (I) UNEXERCISABLE (II) EXERCISABLE (IV)
----------------------------  ---------------  ---------------  -------------  -----------------  -----------------
Clark J. Matthews, II.......        --               --             156,667          640,000                N/A
Stephen B. Krumholz.........        --               --              31,667          350,000                N/A
Rodney A. Brehm.............        --               --              31,667          136,800                N/A
James W. Keyes..............        --               --              17,500          250,000                N/A
Bryan F. Smith, Jr..........        --               --              15,000          136,800                N/A


NAME                          UNEXERCISABLE (V)
----------------------------  -----------------
Clark J. Matthews, II.......      $  80,000
Stephen B. Krumholz.........      $  43,750
Rodney A. Brehm.............      $  17,100
James W. Keyes..............      $  31,250
Bryan F. Smith, Jr..........      $  17,100

------------------------------
(i) All exercisable options shown are held pursuant to the Equity Participation Plan (including both Incentive Stock Options and Nonqualified Stock Options) and became exercisable on December 31, 1994.

(ii) All unexercisable options shown are Nonqualified Stock Options, granted subject to shareholder approval, under the 1995 Stock Incentive Plan, at an exercise price of $3.1875 per share. None of the options granted in 1995 will become exercisable until October 1996 and then will become exercisable 20% per year for five years, which schedule can be accelerated if certain share price targets are achieved.

(iii)No SARs are held by any of the named executive officers nor are any SARs currently outstanding.

(iv) All options shown are exercisable at $7.50 or $7.70 per share. The Common Stock is currently trading at prices significantly below this level.

(v) Based on the closing price of $3.3125 on The Nasdaq Stock Market on the last business day of the Company's fiscal year.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

    The following table provides information on performance units awarded under the 1995 Performance Plan to the named executive officers during the year ended December 31, 1995.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE PAYOUTS
                                                                   PERFORMANCE
                                                      NUMBER OF     OR OTHER         UNDER NON-STOCK
                                                       SHARES,       PERIOD      PRICE-BASED PLANS (A)(B)
                                                        UNITS         UNTIL     --------------------------
                                                       OR OTHER    MATURATION     THRESHOLD      MAXIMUM
NAME                                                  RIGHTS (#)    OR PAYOUT     ($ OR #)      ($ OR #)
---------------------------------------------------  ------------  -----------  -------------  -----------
Clark J. Matthews, II..............................      369,900     12/31/96           -0-    $   739,800
Stephen B. Krumholz................................      191,000     12/31/96           -0-        382,000
Rodney A. Brehm....................................      108,855     12/31/96           -0-        217,710
James W. Keyes.....................................      108,855     12/31/96           -0-        217,710
Bryan F. Smith, Jr.................................      108,855     12/31/96           -0-        217,710

------------------------
(a) There is no "target" payout amount under the plan.

(b) No awards were earned under this plan for 1995.

    All units granted, as described in the above table, were awarded pursuant to the 1995 Performance Plan (described in detail elsewhere herein, see "Proposal
3. -- Approval of 1995 Performance Plan") adopted by the Company in 1995 as an extension of the 1993 Performance Plan. The plan has both annual and two-year cumulative operating earnings targets. Under the 1995 Performance Plan performance units are granted to eligible executives, including all officers, based upon the salary administration grade level assigned to the executive's job. All executives in the same grade level are awarded the same number of units. Units are awarded for each year that the executive is a participant in the plan. At the end of the plan period (December 31, 1996) the award pool for this plan will be funded by a predetermined amount of each dollar of actual operating earnings achieved by the Company above the threshold operating earnings set for each year and for the cumulative two-year period. The plan contains both annual and cumulative thresholds. Failure to meet the threshold operating earnings in one year could possibly have no impact if the other year's results are sufficient to offset any shortfall.

    The Company's 1995 operating earnings were not above the threshold for 1995 and, pursuant to the terms of the plan, no amounts were paid.

    The maximum aggregate awards that can be paid under this plan are equal to the total amount of Annual Bonus payable to the participants in this plan for the plan period.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    The Company does not maintain a defined benefit pension plan for its employees. It does maintain an Executive Protection Plan, covering approximately 86 executives, including each of the named executive officers. This plan provides three benefits: salary continuation upon retirement at age 65 (or later) equal to 150% of the executive's "final compensation," as determined for plan purposes, payable in ten equal annual installments (if the executive retires between the ages of 55 and 65, a reduced benefit is payable); post-retirement life insurance equal to 200% of the executive's "final compensation," as determined for plan purposes, plus $15,000 (or, in lieu thereof, if the executive dies prior to retirement, a salary continuation death benefit shall be paid to the executive's named beneficiary, equal to 200% of such compensation, payable in ten equal annual installments); and disability income in excess of the amount provided under the Company's group long-term and short-term disability plans. If the executive becomes disabled while a participant in this plan, the total amount paid to the executive as disability benefits will equal 80% of the executive's "final compensation" prior to the disability. The Company maintains various insurance policies to fund the amounts payable under this plan.

    Under the current plan provisions, the "final compensation" on which benefits would be calculated for each of the named executive officers, would be based on that executive's 1994 earnings, as follows:

    Mr.  Matthews -- $567,840, Mr. Krumholz  -- $373,980, Mr. Brehm -- $254,280,
Mr. Keyes -- $245,586, and Mr. Smith -- $238,632. Under the plan, normal retirement age is 65; however, if an executive retires between the ages of 55 and 65, a reduced benefit is payable under the plan. At age 55, the benefit is 50% of what would have been paid at age 65; the benefit increases to 55% at age 56, and increases 5% per year thereafter for each year up to age 65.

DIRECTORS' COMPENSATION

    For  information  about   compensation  of  the   Board  of  Directors   see
"Information About The Board of Directors and Committees of the Board -- Compensation of Directors," above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As described above, the Compensation and Benefits Committee of the Board of Directors is composed of four directors, as follows: Mr. Suzuki, the chairman of the committee, is Vice Chairman of the Board of Directors, President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 64% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and Seven-Eleven Japan. Ito-Yokado has, since 1992, unconditionally guaranteed a $400 million commercial paper facility established by the Company for which Ito-Yokado has received no fee. Seven-Eleven Japan, a 51%-owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. On November 22, 1995, Ito-Yokado and Seven-Eleven Japan acquired an aggregate of $300 million of Southland 4.5% Convertible Quarterly Income Debt Securities due 2010, convertible into a total of 72,111,917 shares of Southland common stock. Southland pays interest quarterly to Ito-Yokado and Seven-Eleven Japan on these Convertible Debt Securities. The other committee members are Timothy Ashida, who is a director of Seven-Eleven Japan, and, as described elsewhere herein, has an Independent Consultant's Agreement with the Company to serve as liaison with the Board of Directors, Kazuo Otsuka, who is an officer of Ito-Yokado, and Gary Fernandes, who is Senior Vice President and a director of Electronic Data Systems Corporation. As described elsewhere herein, the Company has entered into contractual arrangements with EDS under which EDS has agreed to (1) install automatic teller machines in 7-Eleven stores over a ten-year period and (2) provide the Company with certain consulting and business systems planning services and data processing support, for which EDS received fees in 1995.

    Both Mr. Suzuki and Mr. Otsuka served as officers and/or directors of IYG Holding Company, Ito-Yokado and/or Seven-Eleven Japan during 1995.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The functions of the Compensation and Benefits Committee are to review the level, coverage and competitiveness of the Company's compensation, incentives, benefits and perquisites and its plans, goals and objectives for officer-level and other executive positions, so as to retain and reward high-quality personnel in key positions; to administer the Equity Participation Plan, Grant Stock Plan,

1995 Performance Plan and the newly adopted 1995 Stock Incentive Plan; to make amendments to the various plans; and to institute new plans. It also undertakes such other duties as may be assigned to it by the Board of Directors.

    In carrying out its duties, the Committee has relied on recommendations presented to it by outside consultants who have been utilized from time to time to assist the Company in determining the competitiveness of its compensation policies, as well as on recommendations of the Company's executive officers with regard to the specific performance of individuals in carrying out their job responsibilities, and on data collected and utilized by the Company's Compensation and Benefits Department about compensation structure, practices and payment levels in certain "Comparable Companies" (as described below).

    In 1993, as the result of a Company-wide analysis of position responsibilities and classifications, all exempt jobs were evaluated, and the Company's compensation practices were compared against the compensation practices of companies of similar size for jobs of similar responsibilities and in the various geographic areas where the Company's employees are located. The resulting job reclassification affected all exempt job levels, including officers. Based upon the comparative data collected, the Company's compensation structure is now designed so that the combined total of full annual salary and full Annual Performance Incentive compensation ("Annual Bonus") at the mid-point of each grade level will achieve a compensation level that is slightly above the median compensation level for the same job responsibilities in the comparative data used. Most of the Company's officers are currently at salary levels below the mid-point of the applicable grade level.

    ANNUAL PERFORMANCE INCENTIVE. The Company's executive officers and all exempt personnel receive annual compensation consisting of a combination of base salary and the potential to earn Annual Bonus. The amount of Annual Bonus that can be earned by an individual is a predetermined percentage of that individual's base salary and is pegged to the salary administration grade level assigned to the individual's job. The Chief Executive Officer and all executive officers are compensated under this plan. The Annual Bonus potential for the Chief Executive Officer, if the Company's earnings target is reached, is 60% of his base salary. The Company's senior officers (Messrs. Krumholz, Brehm, Keyes, LeRoy and Smith) have Annual Bonus potential of from 50% to 45% of their base salary. Other executive officers have a potential to earn between 45% and 34% of their base salary.

    The amount of Annual Bonus received by any particular executive for service in 1995 was based upon the Company's achievement of certain operating earnings threshold and budgeted target and above-budget goal levels, as set forth in the Company's internal budget documents. Under the plan, as designed for 1995, if the budgeted operating earnings amount was achieved, then 100% of the Annual Bonus would have been earned and, if operating earnings exceeded the budgeted amount, then a set amount of each excess dollar of operating earnings would have funded the payment of additional Annual Bonus. The maximum that can be earned under this plan is 200% of the targeted amount of Annual Bonus. Based upon the calculations under the formula for this plan and the Company's actual operating earnings, 80% of the targeted Annual Bonus was paid for 1995.

    In 1995, certain officers with responsibility for divisional operating units (as well as other operations management personnel) received Annual Bonus that was based partly on the performance of their particular operating units and only partly on the performance of the Company as a whole. This will not be continued in 1996 as the Company is continuing the phase-in of new products and marketing strategies in selected geographic areas, which may impact each area's ability to achieve pre-set performance goals differently.

    BASE SALARY. In recognition of the progress that had been made by the Company to implement various new merchandising, training and customer-oriented initiatives during 1994, it was determined that Mr. Matthews' base salary should be increased to $410,000 for 1995. This represented a five-percent increase, the first increase in base salary given to Mr. Matthews since 1989. Although Mr. Matthews' base salary is still well below the median for chief executive officers in companies of comparable size, revenue and earnings, it is anticipated that this shortfall will be eliminated over a multi-year period, if the Company continues to make progress toward achieving its strategic goals. This increase in salary also increased the amount of Annual Bonus that Mr. Matthews is eligible to earn, as well as his benefit eligibility under other Southland benefit plans.

    In addition, the Company's other officers were also granted increases in base salary in 1995, ranging from five to ten percent, in recognition of the Company's improvement in earnings and merchandise sales in 1994. Although salary administration is generally performed on an annual basis, with increases taking effect on January 1, the Company decided that increases for all officers, as well as the top two grade levels of below-officer-level managers, would be delayed, at least temporarily for 1996, until management had an opportunity to review the Company's performance for the first few months, or longer, in 1996, as operating results in the fourth quarter of 1995 were below the levels that had been budgeted. Thus, through the first three months of the year, no officers received any base salary increases for 1996.

    1995 PERFORMANCE PLAN. In 1993, the Company initiated a multi-year incentive plan, the Performance Plan, which was designed to retain and reward employees whose responsibilities were directly related to the Company's performance. In 1995, the Committee approved extension of the Performance Plan for 1995 and 1996. This plan (which is described in greater detail elsewhere in this Proxy Statement) has two-year cumulative operating earnings targets. Performance units are granted to eligible executives, including all officers, based upon the salary administration grade level assigned to the executive's job. All executives in the same grade level are awarded the same number of units. Units are awarded for each year that the executive is a participant in this plan. Threshold operating earnings targets are set, based on internally budgeted earnings criteria for (a) each year in the plan period, and (b) the cumulative two-year term. Awards are paid if the threshold is exceeded during either year in the plan period and, if the results in either the first or second year exceed the annual target, then any excess amount can be applied to the cumulative target.

    The award pool for this plan is funded by a predetermined amount of each dollar of operating earnings achieved by the Company above the threshold set for each year in the plan term and for the cumulative two-year term. In 1995, this threshold equalled budgeted operating earnings, as set forth in the Company's internal budget documents, and a sliding scale was used, which provided for from $.15 to $.35 of each excess dollar of operating earnings to fund the awards. The threshold for this plan was not reached, and no awards were paid for 1995.

    For 1996, the threshold will again be based upon the achievement of budgeted operating earnings. For each excess dollar of operating earnings that is achieved, from $.15 to $.35 will be contributed to the award pool, until the maximum awards payable under this plan have been funded. The maximum aggregate awards that can be paid under this plan are equal to the total amount of Annual Bonus payable to the participants in this plan for the plan period (i.e., the total of 1995 and 1996 Annual Bonus payable at 100% to all executives eligible to participate in the plan), and this amount shall be paid if the cumulative maximum target is achieved at the end of the plan term. (See additional discussion under "Item 3. -- Approval of 1995 Performance Plan.")

    1995 STOCK INCENTIVE PLAN. During 1995, after reviewing the Company's executive benefit package with outside consultants, the Committee decided that it was appropriate to adopt a plan that would provide equity-based awards to key members of the Company's management team. After extensive consideration, the Committee recommended, and the Board of Directors adopted, the 1995 Stock Incentive Plan, (which is described in greater detail elsewhere in this Proxy Statement). The plan provides for the Company to award a variety of stock-based incentives, including options, stock units, restricted stock, phantom stock and stock appreciation rights. Based on the study of practices at comparable companies, the Board, subject to shareholder approval, has set aside from the Company's authorized, but unissued, shares, approximately 10% of the Company's currently issued and outstanding shares, for awards under this plan over the ten-year term of the plan, with approximately one-tenth of the amount reserved to be issued each year.

    Options were granted under this plan in October 1995, subject to shareholder approval of the 1995 Stock Incentive Plan, which will become exercisable over a five-year period for approximately

3.9 million shares of the Company's Common Stock. The Committee believes this plan, which provides for an accelerated vesting schedule if the Company's stock price reaches and stays above certain levels for a significant period of time, will assist in rewarding and retaining the executives who are responsible for the success of the Company's long-term growth. (See additional discussion under "Item 2. -- Approval of 1995 Stock Incentive Plan.")

    FUTURE COMPENSATION. The Committee does not currently intend to change the components of compensation, other than as discussed above, for the Company's executive officers, although implementation of a non-qualified tax deferred plan to supplement the Company's 401(k) savings and profit sharing plan is being actively considered. This plan would cover all employees who are classified as "highly compensated" for purposes of the Internal Revenue Code of 1986, as amended. In addition, the Equity Participation Plan, adopted in 1988 following the Company's leveraged buyout, remains in place. Options granted under that plan became exercisable on December 31, 1994 and will expire on December 31, 1997. Under current market conditions, the options are without value, as the exercise price to acquire a share of common stock is $7.50 or $7.70 under the plan. The Company does not intend to grant any new awards under this plan.

    APPROVAL OF PLANS. Changes in the tax laws for 1994 and thereafter do not permit public companies to recognize a tax deduction for compensation paid in excess of $1,000,000 to any of the five most highly compensated officers, unless the plan under which such compensation is paid is not only approved by the Board's Compensation Committee but is also performance-based and approved by the Company's shareholders. Although the Committee does not believe that any executive will earn in excess of $1,000,000 in 1996, the Committee recommended, and the Board of Directors has authorized, the presentation to the shareholders, at this meeting, of the approval of the 1995 Performance Plan so that any compensation paid under that plan, all of which is performance based, will be exempt from the $1,000,000 limit. The Committee believes it is appropriate to request shareholder approval for that plan at this time because the 1995 Stock Incentive Plan is also being presented to the shareholders for approval at this time. The Equity Participation Plan was adopted in 1988 and all grants made under that plan, all of which were in 1988 and 1989, are not subject to the 1994 tax law limitations on deductibility. In addition, the Committee will take such other actions as may be required under the 1995 Stock Incentive Plan and the 1995 Performance Plan as the Committee determines are appropriate to comply with the regulations under Section 162(m).

    COMPARATIVE DATA. In carrying out its functions, the Committee refers to data collected from various sources by the Company's Compensation and Benefits Department. The Company believes that, to effectively recruit talented executives, it must compete with other national companies having a similar employee base, approximately the same range of revenue and similar geographic locations, although such companies are not in the same line of business as Southland (the "Comparable Companies"). Therefore, the companies used for compensation comparisons are not the same companies as those included in the peer group index shown on the Performance Graph appearing elsewhere herein. The companies included in that peer group are specifically selected because they (1) are publicly owned with actively traded common stock, (2) have a market capitalization that can be analyzed for comparison with Southland's rate of return on equity, and (3) engage in either the convenience retailing or food retailing business. The Company believes it competes with a much broader range of companies in its quest for executive talent.

    The Committee will continue to review the compensation package provided for the Chief Executive Officer and other executive officers, and to monitor its competitiveness within the industry and the community, as well as its relationship to shareholders' return on investment in the Company, making adjustments that are deemed appropriate, both in compensation policies and practices, compensation structure and the actual amounts paid.

                           Toshifumi Suzuki, Chairman
Timothy Ashida
                              Gary J. Fernandes
                              Kazuo Otsuka

                               PERFORMANCE GRAPH

    The Performance Graph, below, shows the value, at year-end 1991, 1992, 1993, 1994 and 1995 of an investment in Southland Common Stock of $100 on March 5, 1991 (the date the stock was first traded in the public market following the consummation of Southland's Restructuring). Also shown are the values, assuming $100 invested in the NASDAQ Market Index and a peer group index selected by the Company consisting of three publicly traded convenience store companies (Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc.) and three food retailers (The Kroger Co., Safeway, Inc. and The Vons Companies Inc.), also beginning on March 5, 1991, and at year-end 1991, 1992, 1993, 1994 and 1995. Missing from the peer group are two of the Company's major convenience store competitors: the Circle K Corporation ("Circle K") and National
Convenience Stores ("NCS"), as both companies were involved in Chapter 11 bankruptcy proceedings during the period covered by this graph. In addition, both NCS and Circle K are now in the process of merging with other companies; therefore, the Company could not include Circle K or NCS in the peer group used for this graph as comparative data, for the time period presented, has not been available and, following the impending mergers, neither company will have comparative data. The Company may decide, in future years, to change the composition of the peer group if the Company believes that better comparative data is available.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG THE SOUTHLAND CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              1991       1992       1993       1994       1995
The Southland Corporation         200     323.34        720        480      353.3
Peer Group                      90.44      74.91      93.45      121.6      191.5
Broad Market                    109.7     110.78     132.88     139.51     180.96

                     ASSUMES $100 INVESTED ON MARCH 5, 1991
                          ASSUMES DIVIDEND REINVESTED
                     FISCAL YEARS ENDING DEC. 31, 1991-1995

                                                                           FISCAL YEAR ENDING DECEMBER 31
                                                                -----------------------------------------------------
COMPANY                                                           1991       1992       1993       1994       1995
--------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
The Southland Corporation.....................................     200.00     323.34     720.00     480.00     353.33
Peer Group....................................................      90.44      74.91      93.45     121.60     191.50
Broad Market..................................................     109.70     110.78     132.88     139.51     180.96

Source of information: Media General Financial Services

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    In November 1995, the Company issued a total of $300 million 4.5% Convertible Quarterly Income Debt Securities due 2010 to Ito-Yokado ($153 million) and Seven-Eleven Japan ($147 million). Interest is payable quarterly, and in 1995, the Company paid Ito-Yokado $309,825 in interest and paid Seven-Eleven Japan $297,675 in interest on the Convertible Debt Securities. Interest payments will total $13.5 million per year, starting in 1996. The Company may defer the interest payments for up to 20 consecutive quarters but currently intends to make interest payments as they come due. In addition, the Convertible Debt Securities are convertible into a total of 72,111,917 shares of Southland Common Stock at a conversion price of $4.16 per share.

    On September 9, 1992, the Company began issuing commercial paper in a program under which it can issue up to $400 million based upon the Company's needs. The commercial paper facility is unconditionally guaranteed by Ito-Yokado.

    Seven-Eleven Japan is the largest area licensee of the Company, operating, as of December 1995, over 6,200 7-Eleven stores in Japan under an area license agreement entered into in 1973. In 1988, the Company entered into a financing arrangement pursuant to which it pledged the royalty stream from Seven-Eleven Japan as collateral for the approximately twenty-year term of the financing. Thereafter, the royalties under the area license agreement, at a reduced percentage, will again be paid to the Company. In 1995, the royalties from Seven-Eleven Japan that were paid under this arrangement totaled $43,696,888.

    In addition, Seven-Eleven (Hawaii), Inc., the Company's area licensee in Hawaii, is a subsidiary of Seven-Eleven Japan, and operates 46 stores in Hawaii. During 1995, Seven-Eleven (Hawaii), Inc. paid the Company approximately $63,149 in connection with the area license arrangement.

    As of December 31, 1995, the Savings and Profit Sharing Plan leased a total of 769 operating convenience stores to the Company plus 62 other locations at rates slightly more favorable for the Savings and Profit Sharing Plan than contemporaneously available similar transactions with third parties. Rentals, including percentage rents, paid by the Company to the Savings and Profit
Sharing Plan for 1995 aggregated $28,089,633. During 1995, the Savings and Profit Sharing Plan sold 67 locations to third parties some of which were leased to the Company at the time of the sale. The leases with the Company were terminated on 27 locations upon payment by the Company of $1,543,859 as termination fees and the leases on 23 locations were assigned to the buyer.

    Gary J. Fernandes, a director of Southland, is an officer and director of EDS from which Southland leases property at 3308 S. Collins, Arlington, Texas 76019, for annual rental of $10,062.

    In addition, during 1993, the Company entered into a ten-year agreement with EDS for the installation and operation of ATMs in 7-Eleven stores. Payments from EDS to the Company, under this agreement, include both a flat fee per month per store and transaction-based fees determined by the number of transactions completed on the ATM each month. Payments to the Company under these agreements relating to operation of ATMs in the Company's stores totalled $5,874,965 in 1995. Such payments are expected to continue in the future.

    During 1995, EDS provided the Company with certain consulting and business systems planning services to assist the Company in its planning of and data processing support for the Company's automated retail systems, combined distribution centers, and an environmental compliance tracking and control system. EDS also provides support and maintenance in connection with the Company's current projects to convert its General Ledgers, Accounts Payable, Human Resources and Payroll systems to new software packages. During 1995, the Company paid EDS a total of approximately $10 million in connection with these business systems planning and retail automation projects. Such payments are expected to continue in the future, pursuant to the terms of the relevant agreements.

    C. Itoh & Co. (now ITOCHU Corporation) entered into a Consulting Agreement with The Southland Corporation and Seven-Eleven Japan Co., Ltd. in 1973, related to the 7-Eleven convenience store chain operating in Japan, and has performed under this agreement since then. Mr. Chai is Chairman and Chief Executive Officer of ITOCHU International Inc. and Executive Vice President of ITOCHU Corporation.

    Also, both ITOCHU International and ITOCHU Corporation are general trading companies and each has a 10% direct equity interest in Prime Deli, Inc., a company that operates a fresh food commissary for Southland, serving approximately 228 7-Eleven stores in the Dallas, Texas area. During 1995, Southland purchased fresh food products from the commissary for approximately $8.4 million and, in addition, paid Prime Deli approximately $20,000 as fees related to advertising and promotions. ITOCHU Corporation also has an ownership interest in a company that has agreed to operate combined distribution facilities to service 7-Eleven stores in certain areas of Florida, beginning in 1996.

    In addition, ITOCHU International Inc. and ITOCHU Corporation may, from time to time, negotiate with the Company to provide additional goods or services.

    As of December 31, 1995, Messrs. John P. Thompson, Jere W. Thompson and their brother, Joe C. Thompson, Jr., in their status as directors of the Company, as well as Clark J. Matthews, II, and one former officer of the Company, were indebted to the Company under a split dollar insurance arrangement. The Company has made advances to each insured to cover the premiums due on an insurance policy obtained for them by the Company, although no additional amounts were advanced in 1994 or 1995 and no additional premiums were paid during those years. The Company requires a promissory note and a collateral assignment of the insurance policy to secure repayment of the amount loaned, and the indebtedness is fully secured by the policy assignments. As of December 31, 1995, the total amount of indebtedness outstanding was as follows: John P. Thompson -- $496,020; Jere W. Thompson -- $349,974; Joe C. Thompson, Jr. -- $128,583 and Clark J. Matthews, II -- $158,919. Pursuant to the specific terms agreed upon in connection with termination of his Employment Agreement, no further amounts have been advanced to Joe C. Thompson, Jr. since 1992.

                             SHAREHOLDER PROPOSALS

    Any shareholder intending to present a proposal and wishing to have it included in the Proxy Statement for the Company's 1997 Annual Meeting of Shareholders, which is expected to be held during April or May 1997, must send such proposal to the Company at its principal office, 2711 North Haskell Avenue, Dallas, Texas 75204, Attn: Office of the Secretary. Such proposal must be received by the Company not later than December 1, 1996, and must comply with the then current rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1995 is being mailed to shareholders with this Proxy Statement but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material. A copy of Southland's Annual Report on Form 10-K for the year ended December 31, 1995 (without exhibits ) will be furnished to shareholders without charge upon written request to: Manager, Investor Relations, The Southland Corporation, 2711 North Haskell Avenue, Dallas, Texas 75204.

                                 OTHER BUSINESS

    Management knows of no other matters to be brought before this meeting. However, if other business should come before this meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his respective judgment on such matters. Minutes of the last Annual Meeting of Shareholders will be approved. Management's reports will be heard and received. Neither the hearing of the reports nor the approval of the minutes will constitute approval or disapproval of the matters set forth therein.

                                INDEMNIFICATION

    Pursuant to the Company's Articles of Incorporation and Bylaws and the Texas Business Corporation Act, the Company has indemnified certain current and former officers and directors in connection with pending litigation as well as with other actions they may have taken while serving as directors or officers of the Company.

                                                                      APPENDIX A

                           THE SOUTHLAND CORPORATION

                           1995 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

    The purposes of The Southland Corporation 1995 Stock Incentive Plan (the "Plan") are to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. This Plan covers the sale of Restricted Stock, the grant of Restricted Stock Units, the award of Bonus Stock and the grant of Options (including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), the award of Performance Shares, Stock Appreciation Rights, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine in its sole and complete discretion at the time of grant.

SECTION 2.  DEFINITIONS

    "Affiliate" shall mean (a) any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest of 10% or more; (b) any Person who is directly or indirectly the beneficial owner of 10% or more of the voting power of the Company; or (c) any Person controlling, controlled by or under common control with the Company.

    "Award" shall mean a grant or award under Sections 7 through 12, inclusive, of the Plan, whether granted individually, in combination, or in tandem, to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

    "Award Agreement" shall mean the written agreement between the Company and a Participant evidencing the terms, conditions and limitations of the Award granted to that Participant.

    "Board of Directors" shall mean the Board of Directors of the Company.

    "Bonus Stock" shall mean an award granted pursuant to Section 11 of the Plan expressed as a share of Common Stock which may or may not be subject to restrictions.

    "Change in Control" shall mean (a) the direct or indirect acquisition by any Person (an "Acquiring Person") other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or a subsidiary of the Company, of securities of the Company representing 50% or more of the combined voting power of the Company, such that such Person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Company; or (b) a public announcement of a tender offer or exchange offer by any Acquiring Person for securities representing 50% or more of the combined voting power of the Company, which offer is not opposed by the Company's Board of Directors; (c) the approval by the shareholders of the Company of a merger or a consolidation of the Company with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the stock of the Company outstanding immediately before the consummation thereof continuing to represent a majority of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation; or (d) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or distribution by the Company of all or substantially all of the Company's assets (or, if no such approval is required, the consummation of such a liquidation, sale or disposition in one transaction or a series of related transactions), other than a liquidation, sale or disposition of all or substantially all of the Company's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

    "Closing Price" shall mean the last traded price per share of Stock as reported on The Nasdaq Stock Market or such other securities trading system or exchange which is the primary market on which the Stock may then be listed or traded.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" shall mean the Committee that administers this Plan and shall be the Compensation and Benefits Committee of the Board of Directors unless any member of such committee shall fail to qualify as a Person described in the following three sentences, in which case, the Compensation and Benefits Committee shall appoint an Incentive Compensation Committee, consisting solely of persons who do so qualify, to serve as the Committee to administer this Plan. The Committee shall consist of not less than two persons (all of whom shall be members of the Board of Directors and shall qualify as Outside Directors under
Section 162(m)). A member of the Committee shall not be eligible to receive Awards or equity securities under any plan of the Company or its Affiliates while serving as a member of the Committee; shall not have received Awards or equity securities under any plan of the Company or its Affiliates within one year before appointment to the Committee; and shall not be eligible to receive Awards or such equity securities under any plan of the Company or its Affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Disinterested Person (as provided in Rule 16b-3), in each case except for Awards or equity securities granted as provided in paragraphs (c)(2)(i)(A), (B), (C) or (D) of Rule 16b-3. A "Disinterested Person" cannot be a former officer of the Company or a former employee receiving deferred compensation.

    "Common Stock" or "Stock" shall mean the Common Stock of the Company, par value $.0001 per share, or such other security or right or instrument into which such Common Stock may later be changed or converted.

    "Company" shall mean The Southland Corporation and any Subsidiary of the Company that has Key Employees that satisfy the eligibility requirements for participation in this Plan.

    "Date of Grant" shall mean the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.

    "Department" shall mean the Company's Compensation and Benefits Department.

    "Designated Beneficiary" shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

    "Disability" shall mean the mental or physical disability, either occupational or non-occupational in cause, defined as "Total Disability" in the Company's Disability Plan as currently in effect and as amended from time to time, or which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit, which has continued for at least 12 months and is likely to be permanent.

    "Divestiture" shall mean the sale of, or closing by, the Company of the business operations in which the Participant was employed, or the elimination of a particular position at the Company's discretion.

    "Early Retirement" shall mean, in the case of any Participant, retirement from employment with the Company after the age of 55, but before the age of 65, provided that such Participant is eligible for retiree benefits under the Company's group medical/dental plans.

    "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

    "Executive Officer" shall mean the Company's president, principal financial officer, principal operating officer, principal accounting officer or any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company or any other person who is subject to the provisions of Rule 16b-3.

    "Fair Market Value" shall mean the Closing Price of the Stock on the date in question or, if the Stock has not been traded on such date, the Closing Price on the first day prior thereto on which the Stock was so traded.

    "Fiscal Year" shall mean the fiscal year of the Company.

    "Incentive Stock Option" shall mean a stock option granted under Section 7 of the Plan which is intended to meet the requirements of Section 422 of the Code.

    "Key Employee" shall mean any employee whom the Committee identifies as having a direct and significant effect on the performance of the Company or any of its Subsidiaries.

    "Non-Stock Based Incentive Compensation" refers to incentive compensation the value of which is not based in whole or in part on the value of the Stock.

    "Nonqualified Stock Option" shall mean a stock option granted under Section 7 of the Plan which is not intended to be an Incentive Stock Option.

    "Normal Retirement" shall mean, in the case of any Participant, retirement from employment with the Company at or after the time when such Participant reaches age 65 or some earlier age if approved by the Committee.

    "Option"  shall  mean  an Incentive  Stock  Option or  a  Nonqualified Stock
Option.

    "Option Shares" shall mean the shares of Stock purchased upon exercise of an Option granted pursuant to this Plan.

    "Outside Director" shall  mean a  person who satisfies  the requirements  of
Section 162(m) of the Code and is a "Disinterested Person" under Rule 16b-3.

    "Participant" shall mean an employee who is selected by the Committee to receive an Award under the Plan.

    "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 9 with respect to the applicable Performance Cycle.

    "Performance Based Awards" shall mean any Awards of Performance Shares, Restricted Stock, Restricted Stock Units, Bonus Stock or other stock-based compensation that is intended by the Committee to constitute performance-based compensation under Section 162(m).

    "Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

    "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

    "Performance Share" shall mean an award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.

    "Person" shall mean any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

    "Plan" shall mean "The Southland Corporation 1995 Stock Incentive Plan."

    "QDRO" shall mean a "Qualified Domestic Relations Order" as defined in the Code or Title I of the Employee Retirement Income Security Act.

    "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

    "Restricted  Stock"  shall   mean  shares  of   Common  Stock,  subject   to
restrictions, contingently granted to a Participant under Section 10 of the Plan.

    "Restricted Stock Unit" shall mean a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 10 of the Plan.

    "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-29131 (April 26, 1991), or any successor rule, as it may be amended from time to time.

    "Section 162(m)" shall mean Section 162(m) of the Code, or any successor section under the Code, as it may be amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

    "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

    "Stock Appreciation Right" shall mean an award granted under Section 8 of the Plan.

    "Stock Unit Award" shall mean an award of Common Stock or units granted under Section 12 of the Plan.

    "Stockholder Approved Standard" means any pre-established objective performance goal qualifying under Section 162(m) and approved by the shareholders of the Company in accordance with Section 162(m), including (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities of the Company, (h) the performance of the Company in any of the items mentioned in clause (a) through (g) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period.

    "Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

    "Unvested Stock" shall mean all the shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock other than Vested Stock.

    "Vested Stock" shall mean: (i) all shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock which at the time in question have been freed of the restrictions imposed pursuant to the Plan; and (ii) all shares of Unit Stock, Bonus Stock and Option Stock which shall have been issued free of restrictions pursuant to the Plan.

SECTION 3.  ADMINISTRATION

    The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. Subject to Section 4, the Committee shall have full authority, in its discretion, to determine those Executive Officers and Key Employees who shall participate in the Plan and the number of shares of Stock to be sold or awarded to each Participant and the number of shares of Stock to be covered by either rights to acquire shares of Stock or Options granted to each Participant (it being understood that more than one sale, award or grant or any combination thereof may relate to the same Participant). Recommendations for individual awards shall be made to the Committee by the President of the Company. The Committee may delegate to the President of the Company the power to make Awards to Participants who are not Executive Officers of the Company provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee shall determine the Awards to be made to the Executive Officers. The Committee's decisions shall be binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries.

    The Committee may act by a meeting in person or take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such persons as it deems necessary for proper administration of the Plan. Any determination made by the Committee shall be conclusive except to the extent that the sufficiency of the consideration therefor or the terms of any such sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be subject to ratification by the Board of Directors or its Compensation and Benefits Committee prior to such sale, award or grant.

SECTION 4.  ELIGIBILITY

    Key Employees, including officers, of the Company shall be eligible to participate under the Plan. However: (i) no non-Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan; and (iii) no person shall be eligible to participate under the Plan if he owns, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company.

SECTION 5.  SHARES SUBJECT TO PLAN/MAXIMUM AMOUNT AVAILABLE FOR AWARDS

    (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 41,000,000 shares of Common Stock, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares or any other right or option.

    (b) Shares of Common Stock may be available from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market. In the event that (i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares of Common Stock is cancelled or forfeited for any reason under the Plan without the delivery by the Company of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3 as interpreted from time to time by the Securities and Exchange Commission or its staff.

    (c) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or increase the number of outstanding shares of Common Stock by virtue of any public or private stock offering or the issuance by the Company of debt, equity or other instruments that are convertible to Common Stock, such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then (i) the maximum number of shares of Stock available for the

Plan shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award under the Plan shall be increased proportionately, and
(iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

    (d) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

    (e) In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, not contemplated in Section 5(c) or (d) above, affects the Common Stock such that an adjustment is deemed appropriate in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee may in its discretion adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kind of shares subject of Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

    (f) Whenever the number of shares of Stock subject to outstanding awards under the Plan and the price for each share of Stock subject to outstanding awards are required to be adjusted as provided in this Section, the Committee shall authorize the Department to prepare a notice setting forth the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall authorize the Department to give each Participant such a notice.

    (g) The maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee shall be 10,000,000 shares of Stock, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Units, Bonus Shares or any other right or option. Such maximum number of shares shall be adjusted as provided in Sections 5(c), (d), and (e) above; however, the events described in Section 5(b) above shall count against and reduce the maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee. This Section 5(g) is intended to comply with the requirement of the performance-based compensation exception to Section 162(m) and shall be interpreted accordingly.

    (h) Adjustments under this Section shall be made, as required, and the calculations by the Department shall be final, binding and conclusive. No fractional interest shall be issued under the Plan as a result of any such adjustments.

SECTION 6.  PRICE

    Subject to the provisions of this Plan and to the requirements of applicable law, the Committee shall determine the price at which shares of Restricted Stock, Restricted Stock Units or any other form of incentive Stock shall be sold to Participants hereunder and the price at which any Options granted to purchase shares of Option Stock hereunder shall become exercisable. All shares purchased upon exercise of any Option shall be paid for in full at the time of exercise and such payment may be made in whole or in part by delivery of shares of Stock already owned by the participant with such shares being valued for these purposes at 100% of the Fair Market Value thereof on the date of the exercise.

SECTION 7.  STOCK OPTIONS

    (a) Grant.

    Subject to the provisions of the Plan and applicable law, all Options granted pursuant to the Plan shall have such terms and conditions as the Committee in its sole discretion shall determine, all of which terms and conditions shall be specified in the particular Award Agreement, including the period during which such Option may be exercised in whole or in part, and the conditions under which such Option may be terminated and such other provisions as may be advisable to comply with law or the rules of any securities trading system or stock exchange. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

    (b) Option Price.

    The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

    (c) Exercise.

        (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable prior to the expiration of six months from the Date of Grant nor after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable, restrictions on transfer of shares of Stock received upon exercise, or a portion thereof, after exercise, as the Committee may deem advisable, including, without limitation, restrictions on, or acceleration of, the term or vesting based on market appreciation of the Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company.

        (2) No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. In addition, at the request of the Participant and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Participant, shall pay to the Company the Exercise Price of the Option being exercised (either as a loan to the Participant or from the proceeds of the sale of Stock issued pursuant to that exercise of the

    Option), and the Company shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

    (d) Each Option shall have the following additional conditions:

        (1) The Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him, except as otherwise determined by the Committee.

        (2) Participants shall have no right to receive any fractional shares of Stock upon the exercise of Options granted under the Plan.

        (3) No optionee shall be deemed to be a holder of any shares of Stock until the issuance of certificates after the exercise of an Option. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date such stock certificates are so issued.

        (4) The number of shares of Stock subject to an Option and the price per share shall be appropriately adjusted pursuant to Section 5.

        (5) All Option Shares (and all shares of Stock received thereon as the result of any adjustment pursuant to Section 5) shall either be free of any restrictions (other than those imposed by applicable law) or in the discretion of the Committee may be subject to restrictions or features similar to those referred to in Section 10 and set forth in the related Award Agreement.

SECTION 8.  STOCK APPRECIATION RIGHTS

    (a) The Committee may, with full authority and in its sole and complete discretion, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall not be exercisable after the expiration of ten years from the Date of Grant.

    (b) The Committee shall establish the grant price of each Stock Appreciation Right at the time each Stock Appreciation Right is granted, and, unless such Stock Appreciation Right is not intended to comply with the performance-based compensation exception to Section 162(m), such grant price shall not be less than the Fair Market Value of the Common Stock on the date of grant.

    (c) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, a Stock Appreciation Right which is not related to an Incentive Stock Option can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, and the exercise of any such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock
Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

SECTION 9.  PERFORMANCE SHARES

    (a) The Committee may, with full authority and in its sole and complete discretion, grant Performance Shares and determine the number of such shares for each Performance Cycle, the duration of each Performance Cycle and the value of each Performance Share. All the terms and conditions of each Performance Share Grant shall be included in the applicable Award Agreement. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

    (b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

    (c) (1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

        (2) Payment Value of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (c)(1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

SECTION 10.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    (a) The Committee may, with full authority and in its sole and complete discretion, grant Restricted Stock and Restricted Stock Units and determine the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, the consideration to be paid, if any, therefor, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

    (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or with the Company's stock transfer agent. At the expiration of the Restricted Period, the Company or its stock transfer agent shall deliver such certificates to the Participant or the Participant's legal representative. If any payment is to be made to the Company for Restricted Stock Units, it shall be made in cash/or shares of Common Stock, as permitted in the Award Agreement, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

    (c) Except as otherwise provided in the related Award Agreement, in the event a Participant who has purchased shares hereunder ceases to be employed by the Company as the result of death, Disability, Divestiture, Early Retirement or Normal Retirement, then: (i) the Company may repurchase that portion of the shares of Unvested Stock sold to such Participant, at such price and on such terms and conditions, as the Committee shall determine at such time in its sole discretion; or (ii) the other restrictions imposed and still existing upon any or all of the shares of Unvested Stock sold to such Participant shall lapse or shall be removed in accordance with a specified formula, all as shall be determined at such time in the sole discretion of the Committee.

    (d) The Committee may provide in the related Award Agreement that, in the event of the failure of any condition to the vesting of shares of Restricted Stock, all such shares of Unvested Stock that have been purchased by the Participant may be repurchased by the Company on a date selected by the Committee within 60 days after the occurrence of the failure of such condition of vesting upon such terms and conditions as the Committee may elect.

    (e) The Committee may provide in the related Award Agreement for: (i) any other restrictions or features relating to any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions or acceleration of terms or vesting based on market appreciation of the Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company; and (ii) such further restrictions as may be advisable to comply with law, including the requirements of the Securities Act, any stock exchange or securities trading system upon which such share or shares of the same class are then listed and under any state securities or other laws applicable to such shares.

    (f) The Committee shall determine the exercise period within which a right to acquire shares of Restricted Stock pursuant to this Plan must be exercised and, subject to the other provisions of this Plan, the Participant may not sell, assign, transfer or otherwise alienate or hypothecate such right other than by will or the laws of descent and distribution, and such right shall be exercisable during the Participant's lifetime only by him or his guardian or legal representative.

SECTION 11.  BONUS STOCK.

    The Committee may, with full authority and in its sole and complete discretion, award shares of Bonus Stock to participants hereunder without cash consideration and may determine in the related Award Agreement whether shares of Bonus Stock awarded pursuant to the Plan (including any shares received by the holders thereof as a result of any adjustment pursuant to Section 5) shall be free of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in
Section 10. In the event that any restrictions are imposed on shares of Bonus Stock awarded pursuant to the Plan, then such shares shall be subject to at least the following restrictions:

A. Shares of Unvested Stock may not be sold, assigned, transferred or otherwise alienated or hypothecated.

B. In the event of the failure of any condition to the vesting of shares of Bonus Stock, all such shares of Unvested Stock shall be delivered to the Company (as designated by the Committee) within 60 days after the occurrence of the failure of such condition as is established by the Committee without any payment from the Company.

SECTION 12.  OTHER STOCK BASED AWARDS

    (a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Bonus Stock, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units with the precise terms and conditions of each Award to be as specified in the Award Agreement, with the value of each such Award based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

    (b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

        (1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

        (2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

        (3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

        (4) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

        (5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

    (c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 12 or as an Award granted pursuant to Sections 7 through 11, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

SECTION 13. CERTAIN PERFORMANCE SHARES, RESTRICTED STOCK, RESTRICTED STOCK UNITS, BONUS STOCK AND OTHER STOCK BASED AWARDS

    (a) Performance-Based Awards shall  be subject to  the requirements of  this
Section 13 in addition to the requirements of Sections 9, 10, 11 and 12 above. To the extent that the requirements of this Section 13 conflict with the requirements of Sections 9, 10, 11 and 12, the requirements of this Section 13 shall govern.

    (b) The Award Agreement with respect to each Performance-Based Award shall condition the Participant's right to receive the underlying compensation (whether payable in Stock or otherwise) on the achievement of specific numeric targets under one or more Stockholder Approved Standards; provided further that a Performance-Based Award may be conditioned upon the achievement either cumulatively or in the alternative of numeric targets under multiple Stockholder Approved Standards.

    (c) The Committee in its discretion will select a specific Stockholder Approved Standard(s) and a specific numeric target(s) under such Stockholder
Approved Standard(s) on which a Participant's right to receive a Performance-Based Award is conditioned.

    (d) The Committee will select a specific period of time over which numeric target(s) of Stockholder Approved Standard(s) must be achieved; provided, however, that such period of time shall be equal to one year, two years, three years, or such other period of time as the Committee may in its discretion select, but in no event shall such period of time be less than six months.

    (e) Before the earlier of the lapse of (i) 90 days after the commencement of the period of service to which a Performance-Based Award relates or (ii) 25% of the period of service to which such Award relates, the Committee will specify in writing the specific Stockholder Approved Standard(s), numeric target(s) for such Stockholder Approved Standard(s), and the period of time over which the numeric target(s) of such Stockholder Approved Standard(s) must be achieved with respect to such Performance-Based Award.

    (f) A Performance-Based Award shall be in an amount calculated as, and specified in the Award Agreement as, the product of the number of shares of Common Stock with respect to which such Performance-Based Award is made multiplied by the Fair Market Value of the Common Stock, or some multiple of the Fair Market Value of the Common Stock, on the date the numeric target(s) are achieved under the applicable Stockholder Approved Standard(s) and any other conditions to receipt of such Performance-Based Award are satisfied.

    (g) The Committee will certify in writing, prior to the lapse of the restrictions and/or conditions on a Participant's receipt of compensation under a Performance-Based Award, that the numeric target(s) under the applicable Stockholder Approved Standard(s) have been achieved; provided, however, that such certification will be required only if the Committee concludes that there is a material possibility that such Participant will be a "covered employee" within the meaning of Section 162(m). The written certification requirement will be satisfied if approved written minutes are kept of the meeting of the Committee at which such certification occurs.

    (h) The preceding Sections 13(a)-(g) shall not apply to any Performance-Based Awards the value of which, upon satisfaction of all restrictions and/or conditions to receipt by the Participant, is dependent solely and exclusively upon an increase in the Fair Market Value of the Common Stock between the date of grant and the date that such restrictions and conditions are satisfied.

SECTION 14.  GENERAL PROVISIONS

    (a) Withholding.

    The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.

    (b) Awards.

    Each Award hereunder shall be evidenced in writing, delivered to the Participant, and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control.

    (c) Nontransferability.

    No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation, or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, Awards may be transferable pursuant to a QDRO, as determined by the Committee.

    (d) No Right to Employment.

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company.

    (e) Rights as Shareholder.

    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify that upon the issuance of certificates with respect to such shares, the Participant or Designated Beneficiary shall be the owner of such shares as provided herein and in the related Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement and, except as otherwise provided herein or in any such related Agreement, shall be entitled to full voting, dividend and distribution rights like any other holder of the Stock as long as such Participant remains the owner thereof.

    (f) Construction of the Plan.

    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the state of Texas. If any provision of the Plan should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion shall remain in full force and effect as if the Plan had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

    (g) Effective Date and Term of Plan.

    Subject to the approval of the shareholders of the Company, the Plan shall be effective on October 23, 1995; provided, however, that no Stock, rights or Options may be sold, awarded or granted under the Plan until a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan has become effective. Any rights, Options or Stock granted hereunder shall be granted subject to approval of this Plan by the shareholders of the Company.

    No Awards may be granted under the Plan after December 31, 2005; however, all previous Awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

    (h) Amendment of Plan.

    The Board of Directors or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or under the performance-based compensation exception to
Section 162(m). Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

    (i) Amendment of Award.

    Any Award may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any additions to or changes in the Code or in the regulation issued thereunder, or any federal or state securities law or other law or regulations, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

    (j)  Exemption from Computation of Compensation for Other Purposes.

    By acceptance of shares of Stock sold or awarded or rights or Options granted under this Plan, each Participant shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages" or "salary" in pension, retirement, life insurance or other employee benefit plans or arrangements of the Company, except as otherwise determined by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be deemed to agree that such Award or grant will not affect the amount of any life insurance coverage available under any life insurance plan covering employees of the Company.

    (k) Termination.

    Unless earlier terminated by the Board of Directors or the Committee, the Plan shall terminate at 11:59 p.m. on December 31, 2005. No shares of Stock shall be sold or issued (except to the extent issued in connection with rights or Options previously granted hereunder) or rights or Options granted hereunder after such date. The termination of the Plan, however, shall not affect any restrictions previously imposed on shares of Stock issued pursuant to the Plan or alter the rights of Participants with respect to rights or Options granted or shares of Stock issued (including Unvested Stock) pursuant to the Plan.

    (l) Legend.

    In order to enforce the restrictions imposed upon shares of Stock sold or awarded hereunder, the Committee may cause a legend or legends to be placed on any certificates representing such shares, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

    (m) Certain Participants.

    All Award Agreements for Participants who are subject to Section 16(b) of the Exchange Act shall be deemed to include such additional limitations, terms, and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. All Performance-Based Awards shall be deemed to include such additional limitations, terms and provisions as are necessary to comply with the performance-based compensation exemption to Section 162(m). Unless the Committee determines that an Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under Section 162(m) or unless (and then only to the extent) the requirements of Section 162(m) change, (a) an Award of a Stock Option shall have an exercise price (and Award of a Stock Appreciation Right shall have a specified price fixed by the Committee) equal to the Fair
Market Value of a share of Stock on the Date of Grant of the Award, (b) the period over which the performance objectives of the Award must be satisfied shall not be shorter than six months, (c) the performance objectives applicable to an Award for an Executive Officer shall be based on one or more of the Stockholder Approved Standards; and (d) the Award shall be subject to any additional requirement of Section 162(m).

    (n) Restriction on Awards.

    If a Participant has received a hardship distribution from a plan maintained by the Company and qualified under Section 401(a) of the Code with a Section 401(k) cash or deferred arrangement that permits hardship withdrawals, then such Participant must suspend all elective and employee contributions under the Plan, to the extent required by regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code or by the Internal Revenue Service's interpretation thereof, for 12 months following the hardship distribution.

    (o) Change in Control.

    The Committee shall, in its sole discretion, have the right to accelerate the payment or vesting of any Award and to release any restrictions on any Awards in the event of a Change in Control.

                                                                      APPENDIX B

                           THE SOUTHLAND CORPORATION

                             1995 PERFORMANCE PLAN

SECTION 1:  PURPOSE

    The purpose of this Plan is to (a) provide incentives and rewards to eligible Employees of the Corporation by allowing Participants to earn Awards based upon the Corporation's performance; (b) assist the Corporation in attracting, retaining, and motivating employees of high ability and experience;
(c) direct the focus of management on maximizing the value of the Corporation as a going concern over a multi-year period; and (d) promote the long-term interests of the Corporation and its shareholders.

SECTION 2:  DEFINITIONS

    2.1 ACTUAL OPERATING EARNINGS, shall mean Operating Earnings in a particular Plan Year, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as accurate and (2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget.

    2.2 ANNUAL AWARD shall mean the amount payable to a Participant pursuant  to
Section 5.5 if the Annual Threshold Operating Earnings set forth on Exhibit 1 are achieved.

    2.3 ANNUAL AWARD POOL shall mean the amount available for payment of Annual Awards as a result of the achievement of Actual Operating Earnings in excess of Threshold Operating Earnings in any Plan Year as described in Section 5.4.

    2.4 AWARD shall mean the amount payable, either as an Annual Award or Cumulative Award, to Participants in this Plan.

    2.5 BENEFICIARY shall mean a Participant's beneficiary designated in accordance with Section 7.

    2.6 BOARD shall mean the Board of Directors of the Corporation.

    2.7 BONUS AMOUNT shall mean the annual amount payable, as of the Determination Date (at 100% of normal bonus) under the Corporation's Annual Performance Incentive Plan, in each Plan Year for Employees in Grade Levels 50-58 and 41-44 or such equivalent Grade Levels as may be established.

    2.8 BUDGETED OPERATING EARNINGS shall mean the amount of Operating Earnings included in the Corporation's annual budget for a particular year, as determined during the budgeting process, generally in the fourth quarter of the preceding year.

    2.9 CAUSE shall mean acts constituting insubordination, theft, dishonesty, fraud, embezzlement or other acts detrimental to the interests of the Corporation, or any breach of any employment, nondisclosure, noncompetition or other contract with the Corporation, all as determined in good faith by the Committee.

    2.10 COMMITTEE shall mean the Compensation and Benefits Committee of the Board or, if such committee has not been designated, shall mean the Board.

    2.11 CORPORATION shall mean The Southland Corporation, a Texas corporation, and any of its wholly owned subsidiaries, and any successor or assignee of The Southland Corporation, by merger, consolidation, acquisition or otherwise, of all or substantially all of the assets thereof.

    2.12 CUMULATIVE AWARD shall mean an amount payable to participants based on the achievement of Excess Actual Operating Earnings in either, or both, Plan Years.

    2.13 CUMULATIVE AWARD POOL shall mean the amount available to pay Cumulative Awards as a result of the achievement of Excess Actual Operating Earnings.

    2.14 DEPARTMENT shall mean the Corporation's Compensation and Benefits Department.

    2.15 DETERMINATION DATE shall mean the date designated by the Committee each Plan Year, or, if no date is so designated, May 1 of each Plan Year, for certain specified purposes under the Plan.

    2.16 DISABILITY shall mean the mental or physical disability, either occupational or non-occupational in cause, which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit, which has continued for at least 12 months and is likely to be permanent.

    2.17 DIVESTITURE shall mean the sale of, or closing by, the Corporation of the business operations in which the Participant was employed.

    2.18  EMPLOYEE shall mean any person employed by the Corporation.

    2.19 EXCESS ACTUAL OPERATING EARNINGS shall mean Actual Operating Earnings in a Plan Year that are in excess of the Actual Operating Earnings required to pay 100% of the Annual Awards under this Plan for the particular Plan Year. Excess Actual Operating Earnings shall be used to fund the Cumulative Award Pool.

    2.20 GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.

    2.21 GRADE LEVEL shall mean a Participant's grade level classification (as such grade levels are specified in the Corporation's exempt salary administration and/or job evaluation programs) as of the Determination Date in the Plan Year for which his or her Grade Level is to be determined.

    2.22 OPERATING EARNINGS shall mean the earnings of the Corporation before non-operating income and expense items, interest expense, taxes and extraordinary items, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP and in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget for such Plan Year; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as accurate and (2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget.

    2.23 PARTICIPANT shall mean any Employee who is selected to participate in the Plan as of the Determination Date.

    2.24 PERFORMANCE UNIT shall mean a unit of measurement for purposes of determining a Participant's Award under the Plan, as more fully described in
Section 5.2.

    2.25 PLAN shall mean The Southland Corporation 1995 Performance Plan, as it may be amended from time to time.

    2.26 PLAN PERIOD shall mean the two-year period commencing on January 1, 1995, and ending on December 31, 1996.

    2.27  PLAN YEAR shall mean a calendar year occurring during the Plan Period.

    2.28 RETIREMENT shall mean, in the case of any Participant, the date established by the Corporation as his or her normal retirement date, generally when the Participant reaches age 65 (or earlier if approved by the President of the Corporation).

    2.29 THRESHOLD OPERATING EARNINGS for a Plan Year shall equal Budgeted Operating Earnings for such Plan Year, or, if the Committee so determines, a different amount that is based on Budgeted Operating Earnings, with the number as determined for each year to be as set forth in Exhibit 1.

SECTION 3:  ADMINISTRATION

    3.1  COMMITTEE.  This Plan shall be administered by the Committee.

    3.2 COMMITTEE'S POWERS. Subject to the express provisions hereof and in addition to the other powers set forth in this Plan, the Committee shall have the authority, in its sole and absolute discretion, to (i) determine criteria for eligibility for inclusion in this Plan; (ii) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan;
(iii) construe this Plan or any agreements contemplated hereunder; and (iv) make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement contemplated hereunder in the manner and to the extent it shall deem expedient to carry it into effect and it shall be the sole and final judge of the necessity of such action. The determination of the Committee on the matters referred to in this Section 3.2 shall be final and conclusive.

    3.3 ADMINISTRATION. The Department shall (i) prepare and distribute designation of beneficiary forms to Participants; (ii) maintain records of designations of Beneficiaries; (iii) prepare communications to Participants;
(iv) prepare reports and data required by the Corporation, the Committee and government agencies; (v) obtain data requested by the Committee; and (vi) take such other actions requested by the Committee as are necessary for the effective implementation of the Plan.

SECTION 4:  PARTICIPATION

    4.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to those Employees who, as of the Determination Date, are in Grade Levels 50-58 or 41-44 or such equivalent Grade Levels as may be established, and who, in the judgment of the Committee or the President of the Corporation, have the ability and opportunity to influence significantly the Corporation's performance over a multi-year period. Employees shall be selected for participation in the Plan as of the Determination Date each year, as approved by the President of the Corporation.

SECTION 5:  AWARDS

    5.1 GENERAL. A Participant shall be entitled to an Annual Award or Cumulative Award out of the applicable Award Pool with respect to any Plan Year or the Plan Period, if the performance level described in Section 5.3 is achieved.

    5.2 PERFORMANCE UNITS.

        (a) Based on the Grade Level of each Participant as of the Determination Date in a Plan Year, the Committee shall grant to each Participant for such Plan Year a specified number of Performance Units as determined under subsection (b) below. Performance Units shall be solely units of account, shall imply no ownership interest in the Corporation, and shall carry no value outside the context of the Plan.

        (b) The number of Performance Units to be granted to each Participant for each Plan Year shall equal the Bonus Amount payable to a person earning the mid-point of such Participant's Grade Level (as determined as of the Determination Date) for such Plan Year.

    5.3 PERFORMANCE LEVEL. The performance level under the Plan can be satisfied either on an annual or a cumulative basis. If at the end of any year in the Plan Period, Actual Operating Earnings exceed Threshold Operating Earnings, then the performance level under the Plan is satisfied for that year and the Annual Award Pool shall be determined in accordance with the formula for determining the Annual Award Pool for that year, as set forth in Section 5.4. In addition, if there are Excess Actual Operating Earnings in any Plan Year, then those Excess Actual Operating Earnings shall be used to fund the Cumulative Award Pool, using the formula in Section 5.4 for the year in which the Excess Actual Operating Earnings were achieved.

    5.4 CALCULATION OF AWARD POOL. The amount to be credited to the Annual Award Pool for 1995 shall be determined as follows: if 1995 Actual Operating Earnings exceed 1995 Threshold Operating Earnings, as defined in Section 2.29, then $.15 of every excess dollar of 1995 Actual Operating

Earnings shall be contributed to the Annual Award Pool for 1995. In addition, if Actual Operating Earnings are sufficient to pay 150% of the annual performance incentive ("API") payable to all covered employees in the Corporation's 1995 Annual Performance Incentive Plan, then $.35 of every dollar of 1995 Actual Operating Earnings earned in excess of the amount necessary to pay 150% of the API payable pursuant to the Annual Performance Incentive Plan, shall be contributed to the Annual Award Pool, up to the maximum Annual Awards payable for 1995 under this Plan, as described in Section 5.6. If there are Excess Actual Operating Earnings in any Plan Year, then until 200% of the API payable to all covered employees pursuant to the Annual Performance Incentive Plan has been paid pursuant to the Annual Performance Incentive Plan, $.15 of every dollar of Excess Actual Operating Earnings shall fund the Cumulative Award Pool for this Plan and, after 200% of the API has been paid to all covered employees pursuant to the Annual Performance Incentive Plan, then $.35 of every additional dollar of Excess Actual Operating Earnings shall be designated to fund the Cumulative Award Pool for this Plan, up to the maximum Awards payable for the Plan Period, as described in Section 5.6. The 1996 Annual Award Pool shall be determined according to the same formula as 1995, unless a different formula is approved by the Committee. An Annual Award that is based on achievement of only the 1995 performance level shall be based on the Performance Units granted for that year only; an Annual Award that is based on the achievement of the 1996 performance level shall be based on the Performance Units granted for that year only; and any Cumulative Awards that are based on the achievement of Excess Actual Operating Earnings in either Plan Year shall be based upon the total Performance Units granted for both years in the Plan Period.

    5.5 AWARDS. Subject to the limitations under Section 5.6, a Participant shall be entitled to an Annual Award equal to (a) the Annual Award Pool determined under Section 5.4 multiplied by (b) a fraction, the numerator of which is the number of such Participant's Performance Units granted for that Plan Year, and the denominator of which is the total Performance Units for that Plan Year granted and outstanding under the Plan to persons who are to participate in the Annual Awards for that Plan Year. If the Award is a Cumulative Award based on Excess Actual Operating Earnings from either Plan Year, then a Participant shall be entitled to a Cumulative Award equal to (a) the Cumulative Award Pool determined under Section 5.4 multiplied by (b) a fraction, the numerator of which is the number of such Participant's Performance Units granted for the Plan Period, and the denominator of which is the total Performance Units granted and outstanding under the Plan to persons who are to participate in the Cumulative Awards for the Plan Period. A Cumulative Award shall not be paid if the maximum Annual Awards have been paid for each Plan Year in the Plan Period.

    5.6 LIMITATIONS ON AWARDS. Awards under the Plan shall be subject to the limitations described in subsections (a), (b) and (c) below.

    (a) The Awards payable to all Participants under the Plan shall not exceed the sum of the Bonus Amounts to all eligible Participants for (i) each Plan Year for an Annual Award and (b) the Plan Period, less any amounts paid as Annual Awards, for any Cumulative Awards.

    (b) The amount of Annual and Cumulative Awards payable under the Plan shall be subject to the condition that the Corporation has sufficient liquidity as determined by the President of the Corporation, either from available cash or from borrowings to make the payments under this Plan at the time provided in
Section 5.7.

    (c) Except as provided in Section 6.1 and Section 6.3, to be eligible for an Award, a Participant must be actively employed by the Corporation at the end of the applicable Plan Year for any Annual Award and at the end of the Plan Period to be eligible for a Cumulative Award based on Excess Actual Operating Earnings in either Plan Year.

    5.7 PAYMENT. Except as set forth in Section 9.1, Awards will be paid to Participants within one hundred twenty (120) days after the end of the Plan Year for which an Annual Award is earned or within one hundred twenty (120) days after the end of the Plan Period for a Cumulative Award. As determined by the Committee, Awards may be paid in cash or stock of the Corporation, or a combination of cash and stock, and may be paid in different forms to different Participants.

SECTION 6:  TERMINATION OF EMPLOYMENT; CHANGE IN GRADE LEVEL

    6.1 TERMINATION WITHOUT FORFEITURE. If a Participant ceases to be employed by the Corporation prior to the end of the applicable Plan Year or Plan Period because of (i) Disability, (ii) death, (iii) Retirement, (iv) a Divestiture, or
(v) other termination by the Corporation for any reason other than Cause, then such Participant shall be entitled to an Award as provided in Section 6.3 below.

    6.2 CHANGE IN GRADE LEVEL. If a Participant ceases participation in this Plan prior to the end of the applicable Plan Year or Plan Period because of a change in Grade Level, then such Participant shall be entitled to a partial Award as provided in Section 6.3.

    6.3 PARTIAL AWARD. A Participant who ceases to be employed by the Corporation in accordance with any of the applicable conditions set forth in
Section 6.1 or who ceases participation in the Plan for the reason set forth  in
Section 6.2, will be entitled to receive an Annual Award under Section 5.5 only for a Plan Year during which the Participant was employed and granted Performance Units and the Participant's Annual Award for that Plan Year shall be determined by multiplying the number of Performance Units granted to such Participant for that Plan Year by a fraction, the numerator of which is the number of days in the Plan Year prior to such cessation of employment or participation, and the denominator of which is the number of days in the particular Plan Year. If a Cumulative Award based on Excess Actual Operating Earnings is earned under the Plan for any Plan Year, then a Participant who is described in the first sentence of this section shall be entitled to a Cumulative Award based on (i) the Participant's Performance Units for each full Plan Year occurring prior to such Participant's cessation of employment or participation in the Plan, plus (ii) the number of Performance Units granted to such Participant for the Plan Year in which the Participant's employment or participation terminated multiplied by a fraction, the numerator of which is the number of days in the Plan Year prior to such cessation of employment or participation, and the denominator of which is the number of days in the particular Plan Year. Such resulting number of eligible Performance Units shall then share pro rata in the Cumulative Award Pool by multiplying the Cumulative Award Pool by a fraction, the numerator of which is the eligible number of such Participant's Performance Units, and the denominator is the total number of Performance Units granted and outstanding for the Plan Period.

    Awards paid in accordance with this Section 6.3 shall be paid at the same time and in the same manner as described in Section 5.7.

    6.4 TERMINATION RESULTING IN FORFEITURE. If a Participant ceases to be employed by the Corporation for any reason other than those specified in Section
6.1 above, including, without limitation, voluntary termination of employment, then such Participant shall only be entitled to an Annual Award under the Plan if the Participant was actively employed on December 31 of the Plan Year for which the Annual Award was earned and shall not be entitled to share in any Cumulative Award, regardless of the Plan Year in which the Excess Actual Operating Earnings were achieved.

SECTION 7:  DESIGNATION OF BENEFICIARIES

    7.1 DESIGNATION AND CHANGE OF DESIGNATION. Each Participant shall file with the Department a written designation of the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Department. The last such designation received by the Department shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Department prior to the Participant's death, and in no event shall it be effective as of a date prior to the date of such receipt.

    7.2 ABSENCE OF VALID DESIGNATION. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any party to receive such amount, the Corporation may retain such amount, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

SECTION 8:  GENERAL PROVISIONS

    8.1 NO ASSIGNMENT. A Participant may not assign an Award without the Committee's prior written consent. Any attempted assignment without such consent shall be null and void; provided, however, that an assignment to the Corporation to collateralize indebtedness of the Participant to the Corporation does not need the consent of the Committee. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

    8.2 UNFUNDED INCENTIVE COMPENSATION ARRANGEMENT. The Plan is intended to constitute an unfunded incentive compensation arrangement covering a select group of management or highly compensated employees. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured general creditor of the Corporation. All Awards shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

    8.3 NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to discharge a Participant.

    8.4 GOVERNING LAW. The Plan shall be construed and governed in accordance with the laws of the State of Texas except to the extent Texas law is preempted by federal law.

    8.5  NO RIGHT TO SPECIFIC ASSETS.   There shall not vest in any  Participant
or Beneficiary any right, title, or interest in and to any specific assets of the Corporation.

    8.6 NO EFFECT ON OTHER BENEFIT PLANS. Benefits under the Plan shall not increase, decrease, modify or otherwise be taken into account for purposes of determining benefits under any other employee benefit plan unless such other plan expressly provides, by referring to this Plan, that benefits under the Plan are to be so taken into account.

    8.7 WITHHOLDING. The Corporation shall have the right to deduct from all payments made to any Participant pursuant to this Plan any federal, state or local taxes required by law to be withheld with respect to such payments, as well as any amount then owed by the Participant to the Corporation.

    8.8 EFFECTIVE DATE. This Plan is effective as of January 1, 1995. Subject to Section 9.1, the Plan shall expire December 31, 1996.

    8.9    HEADINGS.   The  titles and  headings  of Sections  are  included for
convenience of reference only and are not to be considered in construction of the provisions hereof.

    8.10 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 9:  AMENDMENT, SUSPENSION OR TERMINATION

    9.1 The Board or the Committee may amend, terminate, extend or suspend the Plan at any time. If the Plan is terminated within the Plan Period, (i) Awards, if any, shall be determined as of the date of termination, (ii) Annual Awards for 1995 will be paid to Participants within one hundred twenty (120) days after December 31, 1995, and Annual Awards for 1996 and/or Cumulative Awards based on Excess Actual Operating Earnings shall be paid within one hundred twenty (120) days after December 31, 1996; (iii) for all other purposes under the Plan, the date of such termination shall be deemed the last day of the Plan Period.

                                                                   APPENDIX


On the outside back cover of the Proxy Statement of The Southland Corporation there is a map of the intersection of North Central Expressway and Lemmon Avenue and North Central Expressway and Haskell Avenue, in Dallas, Texas, showing the entrances to Cityplace Center.

Cityplace Center East is located on the southeast corner of the intersection of Haskell and Central Expressway.

- To enter underground parking garages use Ramp #2, #3, or #5.
    #2 is entered from left lane while eastbound on Haskell.
         #3 is entered from left lane while westbound on Haskell.
              #5 is entered from southbound Weldon.

- At entrance ramp gate - take parking ticket to raise gate and enter, parking is complimentary.

- Proceed along roadway to entrance of either garage "B" or garage "C", note Compact car spaces.

- Locate garage elevators, take elevator to Concourse Level "C".

- Exit Level "C" elevator lobby thru glass doors and follow signs to East Tower entrance.

- Enter East Tower at revolving door and proceed thru retail corridor to information Kiosk.

- An escalator located behind the Kiosk provides access to the ground floor lobby and conference center.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 24, 1996
                        THE SOUTHLAND CORPORATION
PROXY

The undersigned hereby constitutes and appoints Clark J. Matthews, II, Bryan
F. Smith, Jr. and Carol S. Hilburn, and each of them (acting by majority or if only one be present, then by that one alone) my true and lawful agents and proxies, with power of substitution in each, to vote as directed hereon, for and in my name, place, and stead, all shares I would be entitled to vote if personally present at the Annual Meeting of Shareholders of The Southland Corporation to be held on April 24, 1996 and at any adjournments thereof, as follows:

    1. ELECTION OF DIRECTORS-Nominees: Masatoshi Ito; Toshifumi Suzuki; Clark J. Matthews, II; Yoshitami Arai; Timothy N. Ashida; Jay W. Chai; Gary J. Fernandes; Masaaki Kamata; Kazuo Otsuka; Asher O. Pacholder; Nobutake Sato; Tatsuhiro Sekine.

    See Reverse Side for Items 2-5, and to vote on Items 1, 2, 3 and 4.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SOUTHLAND CORPORATION AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MARKED ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS 1, 2, 3 AND 4, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES AND "FOR" ITEMS 2, 3 and 4. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING, AS REFERRED TO IN ITEM 5.

                     (Please sign on the reverse side)
                                                           SEE REVERSE SIDE


X Please mark your                                  SHARES IN YOUR NAME
  votes as in this
  example.

                   FOR             WITHHELD
1. Election of
   Directors
   (NOMINEES
   ARE LISTED ON
   REVERSE SIDE)

For, except vote withheld from the following nominee(s):

________________________________________________________

2. Approval of the 1995 Stock Incentive Plan.

                   FOR             AGAINST          ABSTAIN

3. Approval of the 1995 Performance Plan.

                   FOR             AGAINST          ABSTAIN

4. Ratification of the appointment of the accounting firm of Coopers & Lybrand L.L.P., as independent auditors of the Company for 1996.

                   FOR             AGAINST          ABSTAIN

5. Other Business-In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

/ / If you plan to attend the meeting in person, please check this box.


SIGNATURE(S) _______________________________________ DATE ______________
SIGNATURE(S) _______________________________________ DATE ______________

Date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as an administrator, executor, trustee, attorney, guardian, corporate officer, or in any other capacity, please give full title as such. Receipt of 1995 Annual Report and March 21, 1996 Notice and Proxy Statement is hereby acknowledged.